SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ X ]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

ABM Industries Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

160 Pacific Avenue, Suite 222
San Francisco, California 94111

March 30, 2006
Dear Fellow Shareholders:
      ABM Industries Incorporated will hold its 2006 Annual Meeting of Shareholders in the Board Room on the 51st Floor, Bank of America Center, 555 California Street, San Francisco, California 94104, on Tuesday, May 2, 2006, at 10:00 a.m. At the meeting, shareholders will: (1) elect three directors to serve three-year terms, (2) vote on approval of the 2006 Equity Incentive Plan, (3) vote on approval of the Executive Officer Incentive Plan, (4) vote on the ratification of KPMG LLP as ABM’s independent registered public accounting firm for the current year, and (5) transact such other business as may properly come before the meeting.
      On behalf of the Board of Directors and employees of ABM, we cordially invite all shareholders to attend the 2006 Annual Meeting in person. Whether or not you plan to attend the meeting in person, please take the time to vote on the Internet, by telephone or by mailing your proxy. As explained in the Proxy Statement, you may withdraw your proxy at any time before it is actually voted at the meeting.
      Only shareholders of record at the close of business on March 21, 2006, will be entitled to vote at the meeting and any adjournments thereof. A list of shareholders on that date will be available for inspection by any shareholder for ten days prior to the meeting during normal business hours at ABM’s corporate headquarters located at 160 Pacific Avenue, Suite 222, San Francisco, California 94111. You may make an appointment to review the list of shareholders by telephoning (415) 733-4069.
      If you plan to attend the meeting in person and vote at the meeting, please remember to bring a form of personal identification with you. If you are acting as a proxy for another shareholder, please bring appropriate documentation from the record owner that you are acting as a proxy. If you will need any special assistance at the meeting, please contact ABM at (415) 733-4069 prior to the meeting.
      We look forward to seeing many of you at the meeting.

Maryellen C. Herringer Chairman of the Board of Directors	Henrik C. Slipsager President & Chief Executive Officer

160 Pacific Avenue, Suite 222
San Francisco, California 94111

2006 ANNUAL MEETING OF SHAREHOLDERS
Tuesday, May 2, 2006
10:00 A.M.
NOTICE AND PROXY STATEMENT
YOUR VOTE IS IMPORTANT
      ABM Industries Incorporated (“ABM” or the “Company”) will hold its 2006 Annual Meeting of Shareholders in the Board Room on the 51st Floor, Bank of America Center, 555 California Street, San Francisco, California 94104 on Tuesday, May 2, 2006, at 10:00 a.m. At the Annual Meeting, shareholders will: (1) elect three directors to serve three-year terms, (2) vote on approval of the 2006 Equity Incentive Plan, (3) vote on approval of the Executive Officer Incentive Plan, (4) vote on the ratification of KPMG LLP as ABM’s independent registered public accounting firm for the current year, and (5) transact such other business as may properly come before the meeting.
      You may vote in any one of four ways: in person by attending the Annual Meeting, by Internet, by telephone, or by mail using the enclosed proxy card. Specific voting information is included under the caption “Voting Procedures.” Shareholders of record at the close of business on March 21, 2006, are entitled to vote. On that day 49,312,479 shares of ABM common stock were outstanding. Each share entitles the holder to one vote.
      The ABM Board of Directors asks you to vote in favor of the director nominees and each of the other matters being considered at the meeting. This Proxy Statement provides you with detailed information about each of these matters. We encourage you to read this Proxy Statement carefully. In addition, you may obtain information about ABM from the 2005 Annual Report to Stockholders enclosed with this Proxy Statement and from additional documents that we have filed with the Securities and Exchange Commission that are available on ABM’s website at www.abm.com.
      Instead of receiving paper copies of future annual reports and proxy statements in the mail, you can elect to receive an e-mail that will provide an electronic link to these documents. Choosing to receive your proxy materials online will save us the cost of producing and mailing documents to you as well as conserving natural resources. With electronic delivery, we will notify you by e-mail as soon as the annual report and proxy statement are available on the Internet, and you can easily submit your shareholder votes online. If you are a shareholder of record, you may enroll in the electronic delivery service at the time you vote by marking the appropriate box on your proxy card, by selecting electronic delivery if you vote on the Internet, or at any time in the future by going directly to www.melloninvestor.com/isd, selecting the “Investor Service Direct” option, and following the enrollment instructions. If you are a beneficial holder, you may also have the opportunity to receive annual meeting materials electronically. Please check the information provided in the proxy materials mailed to you by your brokerage firm, bank or trustee.
This Notice and Proxy Statement are dated March 30, 2006, and were first mailed, together with a proxy card, to shareholders on or about April 6, 2006.

VOTING PROCEDURES
      Your vote is important. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you.
How to Vote
      If you are a shareholder of record, you can save the Company expense by voting on the Internet or by telephone. The Internet and telephone procedures allow you to vote your shares and confirm that your instructions have been properly recorded. To vote on the Internet or by telephone simply follow the instructions on the proxy card. If you vote on the Internet or by telephone, you do not need to return your proxy card. You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering a written notice to the Secretary of ABM, submitting a later-dated proxy card, voting at a later date on the Internet or by telephone, or voting by ballot at the Annual Meeting. If you properly sign and return the enclosed proxy card or follow the telephone or Internet instructions to vote, your shares will be voted at the 2006 Annual Meeting in accordance with your instructions. If you sign and return the card but do not specify a choice, the proxy holders will vote the shares represented: (i) “For” the election of the nominees as directors, Proposal 2, Proposal 3, Proposal 4, and (ii) in their discretion on other matters.
      If your shares are held in the name of a bank or stock broker, you may be able to vote on the Internet or by telephone by following the instructions on the proxy form you receive from your bank or broker. If your shares are held in the name of your broker and you do not vote your shares, your broker can vote your shares in the election of directors and with respect to the ratification of the independent registered public accounting firms, but your broker may not vote your shares for or against the 2006 Equity Incentive Plan or the Executive Officer Incentive Plan. If you do not give your broker instructions on how to vote your shares on these plans, your votes will be “broker non-votes.” If you give instructions on how to vote to your bank or broker, you may later revoke the instructions by taking the steps described in the information that you receive from your bank or broker.
How the Votes Are Counted
      Before the Annual Meeting can begin a quorum must be present. A quorum is a majority of the shares outstanding and entitled to vote as of the record date, March 21, 2006. A quorum is based on the number of shares represented by the shareholders attending in person and by their proxy holders. If you return your proxy card, and abstain from voting or withhold your votes, your shares will still be counted as present in determining the quorum.
      Your votes on the proposals will be counted as required by Delaware law and ABM’s Bylaws and as described below.

Proposal 1 — Election of Directors
      The three persons who receive a plurality of the votes of shares cast will be elected as directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. Only votes “for” affect the outcome. If you do not wish your shares to be voted for a particular nominee, you may withhold authority: (1) in the space provided on the proxy card, or (2) as prompted during the telephone or Internet voting instructions. Withheld votes do not affect the voting calculation.

Other Proposals
      Each of the other proposals being considered by shareholders will be approved if the number of shares voted in favor exceeds the number of shares voted against. Abstentions and broker non-votes have no effect.
      We encourage you to vote and to vote promptly. Voting promptly may save the Company the expense of a second mailing.
Confidential Voting
      ABM has a confidential voting policy to protect our shareholders’ voting privacy. Under this policy, ballots, proxy cards and voting instructions returned by brokerage firms, banks and other holders of record are treated as confidential. Only the proxy tabulator and the Inspector of Election have access to the ballots, proxy cards and voting instructions. These persons are not directors, officers or employees of the Company.

      The proxy tabulator will disclose information taken from the ballots, proxy cards and voting instructions only: (1) in the event of a proxy contest, (2) as otherwise required by law, (3) you request or authorize the disclosure of your vote, or (4) ABM concludes that there is a dispute as to the authenticity of proxies, ballots or votes, or the accuracy of their tabulation.
      The proxy tabulator will forward comments written on the proxy cards to the Board of Directors or management as appropriate.
Method and Cost of Soliciting and Tabulating Votes
      The accompanying proxy is solicited on behalf of the ABM Board of Directors. The Company will bear the costs for the solicitation of proxies. Following the mailing of this Proxy Statement and proxy card, ABM directors, officers and employees may, for no additional compensation, solicit your proxy personally or by telephone.
      The Company will reimburse banks, brokers, and other holders of record for their reasonable out-of-pocket expenses for forwarding these proxy materials.
      Mellon Investor Services LLC will be the proxy tabulator and will act as the Inspector of Election.
Householding
      Shareholders who hold their shares in the name of their bank or broker and live in the same household as other shareholders may receive only one copy of this Proxy Statement. This practice is known as “householding.” If you hold your shares in your broker’s name and would like additional copies of these materials, please contact your broker. If you receive multiple copies and would prefer to receive only one, please contact your broker as well. ABM does not use householding and will not begin householding without notice to its shareholders.
PROPOSAL 1 — ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS VOTES “FOR” THE ELECTION OF THE
NOMINEES AS DIRECTORS
      The Board of Directors is divided into three classes, serving staggered three-year terms. The Board currently has nine directors, and each class consists of three directors. Three directors will be elected at the Annual Meeting to serve three-year terms expiring at ABM’s Annual Meeting in 2009. Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.
      The Board of Directors has proposed the following nominees for election as directors with terms expiring in 2009: Linda L. Chavez, Theodore T. Rosenberg and Henrik C. Slipsager. The Board expects each nominee for election as a director to serve if elected. If any nominee is unable to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for a substitute nominee, unless the Board chooses to reduce the number of directors serving on the Board. All ABM directors are encouraged to attend ABM’s Annual Meetings. All ABM directors attended the 2005 Annual Meeting and are expected to attend the 2006 Annual Meeting. The principal occupation and certain other information about the nominees and other directors whose terms of office continue after the Annual Meeting are set forth below.

		Position, Principal Occupation, Business Experience
Name	Age	and Directorships

Nominees For Election As Directors with Terms Expiring in 2009

Linda L. Chavez	58	Chairman of the Center for Equal Opportunity since January 2006; founder and President of the Center for Equal Opportunity from January 1995 through December 2005; radio talk host for WMET since December 2003; author and nationally syndicated columnist and television commentator. Also a director of Pilgrim’s Pride Corporation. ABM director since 1997.

		Position, Principal Occupation, Business Experience
Name	Age	and Directorships

Theodore T. Rosenberg	97	Retired as an officer and employee of ABM in December 1989, after 61 years of employment, including service as President from 1935 to 1962 and Chairman of the Board from 1962 to 1984. ABM director since 1962.
Henrik C. Slipsager	51	President & Chief Executive Officer of ABM since November 2000; Executive Vice President and President of ABM Janitorial Services from November 1999 to October 2000; Senior Vice President and Executive Vice President of ABM Janitorial Services from January 1997 to October 1999. ABM director since 2000.
Directors with Terms Expiring in 2007

Luke S. Helms	62	Managing Director, Sonata Capital Group, a privately-owned registered investment advisory firm since June 2000; Vice Chairman of KeyBank from April 1998 to March 2000; Vice Chairman of BankAmerica Corporation and Bank of America NT&SA from May 1993 to October 1996. ABM director since 1995.
Henry L. Kotkins, Jr.	57	Chairman & Chief Executive Officer of Skyway Luggage, a privately-held luggage manufacturer and distributor, since 1980. Also a director of Cutter & Buck. ABM director since 1995.
William W. Steele	69	Retired as an officer and employee of ABM in October 2000 after 43 years of employment, including service as President & Chief Executive Officer from November 1994 to October 2000. Also a director of Labor Ready, Inc. ABM director since 1988.
Directors with Terms Expiring in 2008

Maryellen C. Herringer	62	Chairman of the Board since March 2006; attorney-at-law; Executive Vice President & General Counsel of APL Limited, an international provider of transport and logistics services, from March 1995 to December 1997; Senior Vice President & General Counsel of APL Limited from July 1991 to March 1995. Also a director of Golden West Financial Corporation; World Savings Bank, a wholly-owned subsidiary of Golden West Financial Corporation; PG&E Corporation; and Pacific Gas & Electric Company, a subsidiary of PG&E Corporation. ABM director since 1993.
Charles T. Horngren	79	Edmund J. Littlefield Professor of Accounting, Emeritus, Stanford Business School; author and consultant. ABM director since 1973.

		Position, Principal Occupation, Business Experience
Name	Age	and Directorships

Martin H. Mandles	65	Chairman of the Board from December 1997 to March 2006. Retired as an officer and employee of ABM in November 2004, after 33 years of employment, including service as Chief Administrative Officer from November 1991 to July 2002 and Executive Vice President from November 1991 to December 1997. ABM director since 1991.
THE BOARD OF DIRECTORS RECOMMENDS VOTES
“FOR” THE ELECTION OF THE NOMINEES AS DIRECTORS
CORPORATE GOVERNANCE
Corporate Governance Principles, Bylaws, and Committee Charters
      The ABM Corporate Governance Principles reflect the Board of Directors’ commitment to corporate governance and the role of governance in building long-term shareholder value. The actions of the Board in this area are discussed more fully in the Governance Committee Report in this Proxy Statement.
      The Corporate Governance Principles, ABM’s Certificate of Incorporation and Bylaws, and the Charters of the Audit Committee, Compensation Committee, and Governance Committee constitute the basic ABM governance documents and are available on ABM’s Website under “Governance” at www.abm.com/ir and in printed hardcopy format upon written request to the Corporate Secretary at our corporate headquarters.
Code of Business Conduct & Ethics
      The Company has adopted and posted on its Website (www.abm.com) the ABM Code of Business Conduct & Ethics (the “Code of Ethics”) that applies to all directors, officers and employees of the Company, including the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. If any amendments are made to the Code of Ethics or if any waiver, including any implicit waiver, from a provision of the Code of Ethics is granted to the Company’s Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer, the Company will disclose the nature of such amendment or waiver on its Website.
Audit Committee
      The Audit Committee of the Board of Directors oversees the corporate financial reporting process and the internal and independent audits of ABM, and ensures that there is effective communication among the Board, management and the independent registered public accountant. The responsibilities of the Audit Committee include: (1) selecting the independent registered public accountant, (2) approving the fees for the independent registered public accountant, (3) ensuring the independence of the independent registered public accountant, (4) overseeing the work of the independent registered public accountant, and (5) reviewing ABM’s system of internal accounting controls. The members of the Audit Committee are: Mr. Horngren, Chair, Mr. Helms, and Ms. Herringer.
      Each member of the Audit Committee is independent. In addition, the Board of Directors has determined that each member of the Committee is financially literate and qualifies as an “audit committee financial expert” under the definition set forth in Item 401 of Regulation S-K. Mr. Horngren’s expertise stems from his accounting expertise and experience in assessing the performance of companies with respect to the preparation of financial statements, including his experience on the ABM Audit Committee. Mr. Helms’ expertise derives from his experience overseeing the performance of companies in the banking industry with respect to the preparation of financial statements and his experience on the ABM Audit Committee. Ms. Herringer has relevant experience as a partner in the corporate and business law departments at two of the nation’s major corporate law firms in which she advised clients about securities filings, corporate transac-

tions, corporate governance, and other matters. In addition, the internal audit function at APL Limited reported to Ms. Herringer during part of her tenure there. Ms. Herringer’s expertise also derives from experience on the ABM Audit Committee and as a member of the audit committee of Golden West Financial Corporation, a publicly held company. She also serves on the Audit Committee of PG&E Corporation.
Compensation Committee
      The Compensation Committee’s responsibilities include: (1) recommending to independent directors the Chief Executive Officer’s compensation, (2) establishing the compensation of executive officers other than the Chief Executive Officer and other employees with compensation above an amount designated by the Committee, (3) reviewing and recommending to the Board the contractual terms and conditions for employment of ABM’s officers, and (4) administering ABM’s equity incentive plans and authorizing equity grants. The members of the Compensation Committee are: Ms. Chavez, Chair; Ms. Herringer, and Mr. Kotkins. Each member of the Compensation Committee is independent.
Governance Committee
      The Governance Committee is responsible for: (1) making recommendations to the Board as to the optimal number of directors on the Board, (2) reviewing and recommending criteria and candidates for selection of new directors and the re-election of incumbent directors, (3) reviewing and recommending management succession plans, (4) non-employee director compensation, and (5) other matters of corporate governance. The members of the Governance Committee are: Mr. Helms, Chair; Ms. Chavez; and Mr. Kotkins. Each member of the Governance Committee is independent.
Executive Committee
      The Executive Committee has the authority to exercise all power and authority of the Board in the management of the business and affairs of ABM, except for: (1) any functions delegated to other committees of the Board, and (2) any powers which, under Delaware law, may only be exercised by the full Board. The members of the Executive Committee are: Mr. Steele, Chair; Mr. Rosenberg, Vice-Chair, Ms. Herringer; and Messrs. Mandles and Slipsager. Mr. Horngren serves as an alternate member of this Committee when Ms. Herringer is unable to attend.
Meetings and Attendance
      During the 2005 fiscal year, the Board of Directors met 10 times, the Audit Committee met 15 times, the Compensation Committee met 17 times, the Governance Committee met 5 times and the Executive Committee did not meet. During this period, no director attended fewer than 75% of the total number of meetings of the Board and of the Committees of which he or she was a member. An executive session of the nonmanagement directors was held at least quarterly and led by Mr. Mandles who was Chairman of the Board during 2005. The independent directors also met at least quarterly in executive session. These sessions were led by the Chair of the Committee with responsibilities most closely related to the matters addressed.
Governance Committee Report
      ABM has a long-standing commitment to building shareholder value. The Board believes that corporate governance plays a vital role in establishing long-term success. A majority of ABM’s directors have been independent for 29 years, the Audit Committee has consisted only of independent directors for 32 years, and the Chairman and CEO positions have been held by different individuals for 43 years.
      A 2003 review of governance best practices identified led the Governance Committee to recommend that the Board implement some additional practices and formalize many ongoing practices in a statement of Corporate Governance Principles that govern the selection of Board candidates, director compensation, Board and Committee evaluation and shareholder rights. The Board adopted the Corporate Governance Principles and took related actions to amend and restate the Charters of the independent Committees and the Bylaws to reflect what it believed to be the appropriate standards for ABM and its shareholders. ABM’s Corporate Governance Principles, as well as the Charters of its independent Committees, were each reviewed during the 2005 self-evaluations conducted by the Board and each Committee. The Board and each Committee are considering a number of amendments to these governing documents. Any amendments will be posted promptly on ABM’s website.
      Corporate Governance Principles, Committee Charters for the Audit, Governance, and Compensation Committees, Bylaws, and Code of Business Conduct and Ethics, including the contact information for nonmanagement directors, are available on ABM’s website under “Governance” at www.abm.com/ir. We encourage each of our shareholders to review these documents.

Governance Committee

Luke S. Helms, Chair
Linda L. Chavez
Henry L. Kotkins, Jr.
Identifying and Evaluating Nominees for Directors
      The Board is responsible for selecting nominees for election as directors. The Board delegates the screening process involved to the Governance Committee with the expectation that other members of the Board and executives will be asked to take part in the process as appropriate. Candidates recommended by the Governance Committee are subject to approval by the Board.
      ABM’s Corporate Governance Principles set forth the criteria that apply to Board candidates. The Governance Committee of the Board is responsible for reviewing with the Board the requisite skills and characteristics of new Board candidates in the context of the current composition of the Board. Director candidates should be able to provide insights and practical wisdom based on their experience and expertise.
      The Corporate Governance Principles provide that a majority of the ABM directors will be independent and that its Audit Committee, Compensation Committee and Governance Committee shall consist solely of independent directors. Each year the Governance Committee reviews the independence of each of the directors under the New York Stock Exchange listing standards and considers any current or previous employment relationship as well as any other transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Committee also reviews any transactions or relationships between ABM and directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). The purpose of this review is to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent. As a result of this review, the Governance Committee affirmatively determined and recommended to the Board that the following directors, none of whom was determined to have any relationship with ABM other than being a director or shareholder, be designated as independent: Linda L. Chavez, Luke S. Helms, Maryellen C. Herringer, Charles S. Horngren, and Henry L. Kotkins, Jr. The Board of Directors accepted this recommendation and made this determination.
      The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Principles do not contain either a mandatory retirement age or term limits because the Board believes that firsthand experience as a director of ABM has been invaluable to the Company’s success. It is the sense of the Board that while mandatory turnover might bring new ideas and perspectives to the Board, term limits and retirement ages can have the effect of sacrificing the experience and expertise of directors who have unique insight into ABM’s business, and that nominations should be made following the specific evaluation of each candidate.
      The Governance Committee takes into account the particular circumstances and performance of each director nominee in its evaluation process. In determining to recommend the renomination of Theodore Rosenberg as a director in 2006, the Governance Committee and the Board of Directors took into consideration his age and long experience on the Board as well as his dedication and diligence in performing his duties as a director. Mr. Rosenberg’s attendance record in 2005 was 93%. As the holder of almost 10% of the Company’s common stock, his perspective as a major shareholder is also important.
      The Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the

Governance Committee considers various potential candidates for director. The Governance Committee is currently engaged in a search for additional candidates. Candidates may come to the attention of the Governance Committee through current Board members, shareholders or other persons. The Governance Committee may also review materials provided by professional search firms or other parties in connection with a nominee. These candidates are evaluated at regular or special meetings of the Governance Committee, and may be considered at any point during the year. In evaluating potential nominees, the Governance Committee seeks to achieve a balance of knowledge, experience, capability and diversity on the Board. There is no nominee for election to the ABM Board this year who has not previously served as an ABM director.
      Directors are expected to prepare for, attend and participate in Board meetings and meetings of the Committees of the Board on which they serve, to ask direct questions and require straight answers, and to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities and duties as directors. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as an outstanding director. Ordinarily, directors who are employees of ABM may not serve on more than two other boards of publicly held companies. Service on other boards and other commitments are considered by the Governance Committee and the Board when reviewing Board candidates and in connection with the Board’s annual self-evaluation process.
Shareholder Nominees
      The policy of the Governance Committee is to consider shareholder nominations for directors. Following verification of the shareholder status of persons proposing candidates, the Committee will consider the candidates at a regularly scheduled meeting, which would generally be the first or second meeting prior to the issuance of the proxy statement for ABM’s annual meeting. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Governance Committee. The Governance Committee will evaluate shareholder nominees in the same manner as all other nominees.
      The Governance Committee received no shareholder nominations in 2005. Any nominations proposed by shareholders for consideration by the Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary
ABM Industries Incorporated
160 Pacific Ave., Suite 222
San Francisco, CA 94111
      In addition, ABM’s Bylaws permit shareholders to nominate directors for consideration at an annual meeting of shareholders. ABM’s Bylaws provide that shareholders intending to nominate candidates for election as directors at an annual meeting of shareholders must give notice in writing to the Corporate Secretary not less than sixty days prior to the first anniversary of the first mailing of the proxy materials in connection with the previous year’s annual meeting. The notice must include: (1) the name and address of the nominee and the person making the nomination, (2) other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934, (3) the nominee’s written consent to serve, if elected, and (4) certain other information set forth in the Bylaws.
Communications to the Board and Nonmanagement Directors
      The Board has established an email address for communications to the Board: boardofdirectors@abm.com. Shareholders may also communicate by mail to:

Board of Directors
ABM Industries Incorporated
160 Pacific Avenue, Suite 222
San Francisco, CA 94111
      All mail addressed in this manner will be delivered to the Chair or Chairs of the Committees with responsibilities most closely related to the matters addressed in the communication.

      The Board has also established an email address for communications to the nonmanagement directors: nonmanagementdirectors@abm.com. The nonmanagement directors are all directors other than Mr. Slipsager, who is the only director who is an employee. Shareholders may also communicate by mail to:

Nonmanagement Directors
ABM Industries Incorporated
160 Pacific Avenue
Suite 222
San Francisco, CA 94111
      Unless expressly addressed to all nonmanagement directors, all mail addressed in this manner will be delivered to the independent director who is the Chair of the Committee with responsibilities most closely related to the matters addressed in the communication.
FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS
Director Compensation
      During fiscal year 2005, each non-employee director received a retainer fee of $36,000 per year, $1,000 for each telephonic Board or Committee meeting attended lasting less than two hours, and $2,000 for each in-person Board or Committee meeting attended and for each telephonic Board or Committee meeting attended lasting two hours or more. Martinn Mandles, as Chairman of the Board in 2005 received an additional annual retainer of $36,000. In addition, ABM paid Mr. Mandles, then serving as Chairman of the Board, $50,000 in fiscal year 2005 for certain transition services, which fee continued pro-rata through January 31, 2006. The Chair of the Audit Committee received an additional fee equal to 100% of the applicable meeting fee for each Audit Committee meeting attended and each of the Chairs of the Governance Committee, Compensation Committee, and Executive Committee received an additional fee equal to 50% of the applicable meeting fee for each Committee meeting attended. The fees to the Committee Chairs took effect November 1, 2004, except for the fee to the Chair of the Executive Committee, which took effect January 1, 2005. These arrangements remain in effect. The aggregate amount paid to non-employee directors for fiscal year 2005 meeting and retainer fees, including the $50,000 fee to Mr. Mandles and the fees to Mr. Steele and Mr. Rosenberg described below, was $812,167.
      Pursuant to the terms of ABM’s Time-Vested Incentive Stock Option Plan, on the first business day of each fiscal year, each non-employee director receives a stock option grant for 10,000 shares of ABM common stock, with an exercise price set at the fair market value of ABM common stock on the date of grant. The stock options vest annually in equal increments over five years. The exercise price of the 2005 grants made on November 1, 2004 is $20.735 per share. The Black-Scholes value of each 10,000 share grant on November 1, 2004 was $49,900. ABM also reimburses its non-employee directors for their out-of-pocket expenses incurred in attending Board and Committee meetings.
      As a result of the expected reduced frequency of meetings of the Executive Committee, on January 1, 2005, ABM made a lump-sum payment of $300,000 to Chairman of the Executive Committee William Steele and, effective December 31, 2004, terminated the monthly fee of $8,333 to Mr. Steele as a consulting director. The Board also ratified an additional monthly fee of $8,333 for fiscal year 2005 payable to Theodore Rosenberg, which fee continued through January 31, 2006.
      Non-employee directors who have completed at least five years of service as a non-employee director are eligible to receive ten years of monthly retirement benefits equal to the monthly retainer fee received prior to retirement, reduced on a pro-rata basis for fewer than ten years of service. Benefit payments commence at the later of the respective retirement dates of those directors or age 62 (early retirement) or 72 (senior retirement) and end at the earlier of the 121st month after retirement or the death of the director. Non-employee directors who retire after the age of 70 have the option to receive a lump sum payment equal to the present value of the monthly payments discounted at 8%. In 2005, ABM accrued $129,247 in connection with the non-employee director retirement benefit. The aggregate liability for this plan at October 31, 2005, was $1,633,181.
      Mr. Steele retired as an officer and employee of ABM in October 2000. Pursuant to his previous employment contract, ABM is paying retirement benefits of $8,333 per month to Mr. Steele for a ten-year period ending June 2011. ABM also contributes up to $901 per month toward medical and dental insurance for Mr. Steele and his spouse (until each is age seventy-five) and provides him with $150,000 in life insurance coverage for the remainder of his life. In addition, under the terms of the previous employment contract, ABM pays certain club dues for Mr. Steele, which totaled $3,733 in fiscal year 2005.
      Mr. Mandles retired as an officer and employee on November 1, 2004. Mr. Mandles and ABM entered into an agreement in November 2002 that replaced and superceded his prior employment agreement, and provided that Mr. Mandles would serve as an employee of ABM until November 1, 2004 as well as serve as Chairman of the Board, subject to the pleasure of the Board. He continued to serve as Chairman of the Board until March 2006. Under the terms of the 2002 agreement, Mr. Mandles received salary prorated for one day of employment in fiscal year 2005, which was $1,786, as well as the payment of accrued and unused vacation, which was $59,411. The November 2002 agreement also required that ABM pay Mr. Mandles $108,000 on November 1, 2004, and that Mr. Mandles pay ABM $103,000 on that date to reimburse ABM for the cost of a club membership, both of which payments were made. Under the terms of the agreement and his previous employment contracts, ABM is paying retirement benefits of $4,167 per month to Mr. Mandles for a ten-year period ending October 2015. The amount accrued for this benefit in 2005 was $20,249. Mr. Mandles also participated in ABM’s Deferred Compensation Plan for many years. Following his retirement as an officer and employee on November 1, 2004, all deferred amounts and cumulative interest, a total of $996,994, were distributed to Mr. Mandles in accordance with his prior distribution election. Under ABM’s Service Award Benefit Plan, Mr. Mandles received a payment of $82,115 on May 13, 2005. See “Executive Compensation-Service Award Benefit Plan.“Mr. Mandles also received $150,000 in life insurance for the remainder of his life in accordance with the applicable ABM policy.
      ABM has also entered into indemnification agreements with its directors. These agreements, among other things, require ABM to indemnify its directors against certain liabilities that may arise in connection with their services as directors to the fullest extent provided by Delaware law.
      The late Sydney J. Rosenberg, brother of Theodore Rosenberg, retired as a director, officer and employee of ABM in December 1997. Pursuant to his previous employment contract, ABM began making payments to Sydney J. Rosenberg, and will continue making payments to his estate, of $8,333 per month for a period of ten years ending November 2007. Under the same agreement, ABM also pays $6,000 per year to the widow of Sydney J. Rosenberg for the same ten-year period to assist with medical and dental expenses.
Compensation Committee Interlocks and Insider Participation
      Maryellen C. Herringer, Linda L. Chavez and Henry L. Kotkins, Jr. currently serve as members of the Compensation Committee of the Board. They have no relationships with ABM other than as directors and shareholders. During fiscal year 2005, no executive officer of ABM served as a member of the compensation committee or as a director of any other for-profit entity other than subsidiaries of ABM.
PROPOSAL 2 — APPROVE THE 2006 EQUITY INCENTIVE PLAN
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2
      ABM is asking its shareholders to approve the 2006 Equity Incentive Plan (the “2006 Equity Plan”). The Board of Directors approved the 2006 Equity Plan on January 10, 2006, and established the number of shares to be reserved for issuance under this plan on March 24, 2006. The purpose of the 2006 Equity Plan is to provide stock-based compensation to employees and non-employee directors to promote close alignment among the interests of employees, directors and shareholders. Included in the 2006 Equity Plan are 2.5 million shares to be issued in accordance with the terms of the plan. In addition, if the shareholders approve the 2006 Equity Plan, it will replace the Time-Vested Incentive Stock Option Plan (the “Time-Vested Plan”), the 1996 Price-Vested Performance Stock Option Plan (the “1996 Plan”), and the 2002 Price-Vested Performance Stock Option Plan (the “2002 Plan”), all in advance of their expiration, and the aggregate remaining 2,501,586 authorized shares under these plans as of February 28, 2006, plus forfeitures (the “Carryover Shares”), will be available for grant under the 2006 Equity

Plan. Upon adoption, the 2006 Equity Plan will become the only plan for providing future stock-based incentive compensation to employees and non-employee directors of the Company and its affiliates, and all future grants will be subject to its terms and conditions. The terms and conditions governing existing grants under the Time-Vested Plan, the 1996 Plan and the 2002 Plan will continue to apply to the outstanding grants under those plans. If the 2006 Equity Plan is not approved, the remaining shares under the Time-Vested Plan, the 1996 Plan and the 2002 Plan will continue to be available for grants under the terms and conditions of those plans. These plans, however, do not offer the flexibility of the 2006 Equity Plan, and Henrik C. Slipsager, Chief Executive Officer, and James P. McClure, Executive Vice President & President of ABM Janitorial Services, are not eligible for additional grants under the 1996 Plan or the 2002 Plan. Moreover, many of the types of awards under the 2006 Equity Plan are more cost-effective and less dilutive than the option grants available under the existing plans.
      The 2006 Equity Plan is an “omnibus” plan that provides for a variety of equity and equity-based award vehicles. The 2006 Equity Plan will allow for the grant of stock options, stock appreciation rights, restricted stock, restricted stock unit (“RSU”) awards, performance shares, and other share-based awards. Certain of the awards available under the 2006 Equity Plan will qualify as “performance-based” compensation under Internal Revenue Code Section 162(m) (“Section 162(m)”) and will continue the Compensation Committee’s ability to grant stock awards that preserve the Company’s tax deduction under Section 162(m).
With Approval of the 2006 Equity Plan, ABM intends to:

•	Motivate and reward long-term strategic management that results in profitable growth and sustained shareholder value creation

•	Align employee and director interests with those of shareholders

•	Reinforce a strong management team commitment to ABM’s long-term success

•	Provide meaningful long-term incentive award opportunity as part of a competitive total compensation program that enables ABM to attract and retain its key employees

•	Encourage stock ownership among executives and other key employees

•	Manage costs effectively through program design and administration guidelines in terms of accounting, tax, cash flow and shareholder dilution

•	Structure grants to be responsive to changes in the Company’s business environment and compensation objectives
2006 Plan Summary
      The summary description of the 2006 Equity Plan below is qualified in its entirety by reference to the provisions of the 2006 Equity Plan itself, which is attached as Appendix A to this Proxy Statement.
2006 Equity Plan Basics

Eligible participants:	Employees and directors of the Company and its affiliates, including all of ABM’s executive officers and non-employee directors

Types of awards:	Incentive stock options Nonstatutory stock options Stock appreciation rights Other share-based awards	Restricted stock awards Restricted Share Units (“RSUs”) Performance shares

Share reserve:	Subject to capitalization adjustments, 2.5 million shares of common stock are reserved under the 2006 Equity Plan. If any outstanding option or stock appreciation right expires or is terminated or any restricted stock or other share-based award is forfeited, then the shares allocable to the unexercised or forfeited portion of the stock award may again be available for issuance under the 2006 Equity Plan. The reserve of 2.5 million shares equals 5.07% of the Company’s shares outstanding as of the Record Date. In addition, the Carryover Shares will be available for issuance under the 2006 Equity Plan, which total 2,501,586 shares as of February 28, 2006, equaling 5.26% of the Company’s shares outstanding as of that date.

Administration:	The Governance Committee will administer the 2006 Equity Plan with respect to non-employee directors. However, all awards to members of the Governance Committee must be approved by the Board. The Compensation Committee will administer the 2006 Equity Plan with respect to employees; provided, however, that the Board may delegate administration of the 2006 Equity Plan to an officer of the Company with respect to awards made under the 2006 Equity Plan to employees other than executive officers (who are subject to Section 16 of the Securities Exchange Act of 1934). The administrator determines who will receive stock awards and the terms and conditions of such awards. Subject to the conditions and limitations of the 2006 Equity Plan, the administrator may modify, extend or renew outstanding stock awards, but an option or stock appreciation right may not be modified, extended or renewed beyond its seven-year maximum term.

Limitations:	For any one share of common stock issued in connection with a restricted stock award, RSU award, performance share or other share-based award, 3.3 shares shall be deducted from the shares available for future grants.
Shares of common stock not issued or delivered as a result of the net exercise of a stock appreciation right or option, shares used to pay the withholding taxes related to a stock award, or shares repurchased on the open market with proceeds from the exercise of options shall not be returned to the reserve of shares available for issuance under the 2006 Equity Plan.
Subject to capitalization adjustments, the maximum aggregate number of shares or share equivalents that may be subject to stock awards to a single participant in any fiscal year is 1,000,000.

Term of the Plan:	The Board adopted the 2006 Equity Plan on January 10, 2006. The 2006 Equity Plan is subject to approval by the Company’s shareholders at this Annual Meeting and will terminate on January 10, 2016, unless the Board terminates it earlier.

Capitalization adjustments:	The share reserve, the limitations described above, and the purchase price and number of shares subject to outstanding stock awards may be adjusted (as applicable) in the event of a stock split, reverse stock split, stock dividend, merger, consolidation, reorganization, recapitalization, or similar transaction.

Repricing and option exchange programs:	Not permitted without shareholder approval except in connection with capitalization adjustments.

Reload options:	Reload options, which are defined as options automatically granted upon exercise of prior options, are not permitted.

Options and Stock Appreciation Rights

Term:	Not more than 7 years from the date of grant, as compared to 10 years under the prior plans.

Exercise price:	Not less than 100% of the fair market value of the underlying stock on the date of grant.

Restricted Stock Awards; Restricted Stock Unit Awards; Performance Shares; and Other Share-Based Awards

Purchase price:	Determined by the administrator at time of grant; may be zero.

Consideration:	Determined by the administrator at the time of grant; may be in any form permissible under applicable law.

Performance objectives:	The administrator may condition the grant or vesting of stock awards upon the attainment of one or more of the performance objectives listed below, or upon such other factors as the administrator may determine.
• Total shareholder return • Earnings per share • Stock price • Return on equity • Net earnings • Income from continuing operations • Related return ratios • Cash flow • Net earnings growth	• Earnings before interest, taxes, depreciation and amortization (EBITDA)
• Gross or operating margins
• Productivity ratios
• Expense targets
• Operating efficiency
• Market share
	• Customer satisfaction	• Working capital targets (e.g., days sales outstanding) • Return on assets • Increase in revenues • Decrease in expenses • Increase in funds from operations (FFO) • Increase in FFO per share
To the extent that stock awards (other than stock options and stock appreciation rights) are intended to qualify as “performance-based compensation” under Section 162(m), the performance objectives will be one or more of the objectives listed above.

Adjustment of performance goals:	The administrator may adjust performance goals to prevent dilution or enlargement of awards as a result of extraordinary events or circumstances or to exclude the effects of extraordinary, unusual or nonrecurring items including, but not limited to, mergers, acquisitions or other reorganizations.

Non-employee director awards:	Each director who is not an employee of the Company may be granted awards under the Plan as approved by the Board.

Dividends and dividend equivalents:	Dividends will be paid on restricted stock awards. Dividends and dividend equivalents may be credited in respect of shares of common stock equivalents underlying RSU awards and performance shares as determined by the administrator.

Deferral of award payment:	The administrator may establish one or more programs to permit selected participants to elect to defer receipt of consideration upon vesting of a stock award, the satisfaction of performance objectives, or other events which would entitle the participant to payment, receipt of common stock or other consideration.
All Stock Awards

Vesting:	Determined by the administrator at time of grant. The administrator may accelerate vesting at any time. Except for a maximum of five percent of the shares available for grant, vesting based on service with the Company shall be subject to a minimum three-year vesting schedule.

Termination of service:	The unvested portion of the stock award will be forfeited immediately upon a participant’s termination of service with the Company. A limited post-termination exercise period will be imposed on the vested portion of options and stock appreciation rights.

Settlement:	Options may be settled only in stock. Other awards may be settled in stock or at the discretion of the administrator in cash, or in a combination of stock and cash.

Transferability:	Stock options and SARs are transferable for estate planning purposes; other awards are not transferable.

Other terms and conditions:	The stock award agreement may contain other terms and conditions, including a forfeiture provision as determined by the administrator, that are consistent with the 2006 Equity Plan.
Additional 2006 Equity Plan Terms
      Change in Control. The vesting or exercisability of stock awards may accelerate upon a Change in Control as may be provided in the award agreement by the administrator on a grant-by-grant basis or as may be provided in any other written agreement between the Company and the participant; provided, however, that in the absence of such provision, no acceleration shall occur.
      Tax Withholding. Tax withholding obligations may be satisfied by the eligible participant in cash and at the discretion of the administrator by (i) authorizing the Company to withhold shares of common stock from the shares of common stock otherwise issuable as a result of the exercise or acquisition of common stock under the stock award, or (ii) delivering to the Company owned and unencumbered shares of common stock.
      New Plan Benefits. The amount of awards payable, if any, to any individual is not determinable as awards have not yet been determined by the administrator. However, equity grants made to the Named Executive Officers during fiscal year 2005 are reflected in the tables beginning on page      .
Federal Income Tax Consequences
      The following is a summary of the effect of U.S. federal income taxation on the 2006 Equity Plan participants and the Company. This summary does not discuss the income tax laws of any other jurisdiction in which the recipient of the award may reside. (“Code” is the Internal Revenue Code of 1986, as amended.)
      Incentive Stock Options (ISOs). Participants pay no income tax at the time of grant or exercise of an ISO. The participant will recognize long-term capital gain or loss on the sale of the shares acquired on the exercise of the ISO if the sale occurs at least two years after the grant date and more than one year after the exercise date. If the sale occurs earlier than the expiration of these holding periods, then the participant will recognize ordinary income equal to the lesser of the difference between the exercise price of the option and the fair market value of the shares on the exercise date or the difference between the sales price and the exercise price. Any additional gain on the sale will be capital gain. The Company can deduct the amount that the participant recognizes as ordinary income.
      Nonstatutory Stock Options and Stock Appreciation Rights. There is no tax consequence to the participant at the time of grant of a nonstatutory stock option or stock appreciation right. Upon exercise, the excess, if any, of the fair market value of the shares over the exercise price will be treated as ordinary income. Any gain or loss realized on the sale of the shares will be treated as a capital gain or loss. The Company may deduct the amount, if any, that the participant recognizes as ordinary income.
      Restricted Stock. No taxes are due on the grant of restricted stock. The fair market value of the shares subject to the award is taxable as ordinary income when no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Unless an election pursuant to Code Section 83(b) is made (subjecting the value of the shares on the award date to current income tax), income tax is paid by the participant on the value of the shares at ordinary rates when the restrictions lapse and the Company will be entitled to a corresponding deduction. Any gain or loss realized on the sale of the shares will be treated as a capital gain or loss.
      Restricted Stock Units and Performance Shares. No taxes are due upon the grant of the award. The fair market value of the shares subject to the award is taxable to the participant when the stock is distributed to the participant, subject to the limitations of Code Section 409A. The Company may be entitled to deduct the amount, if any, that the participant recognizes as ordinary income.
      Section 162(m). Internal Revenue Code Section 162(m) denies a deduction for annual compensation in excess of $1 million paid to “covered employees.” “Performance-based compensation” is disregarded for this purpose. Stock option and stock appreciation rights granted under the 2006 Equity Plan qualify as “performance-based compensation.” Other awards will be “per-

formance-based compensation” if their grant or vesting is subject to performance objectives that satisfy Section 162(m).
      Deferred Compensation. Stock appreciation rights that are settled in cash, restricted stock awards, RSU awards and performance shares, the receipt of which may be deferred beyond the vesting dates are subject to Internal Revenue Code Section 409A limitations. If Section 409A is violated, deferred amounts will be subject to income tax immediately and to penalties equal to (i) 20% of the amount deferred and (ii) interest at a specified rate on the under-payment of tax that would have occurred if the amount had been taxed in the year it was first deferred.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2
PROPOSAL 3 — APPROVE THE EXECUTIVE OFFICER INCENTIVE PLAN
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3
      The purpose of the Executive Officer Incentive Plan (“EOIP”) is to provide annual performance-based cash incentives to certain employees of the Company and to motivate those employees to set and achieve above-average financial and nonfinancial goals. If the EOIP is not approved by the shareholders, the EOIP will not be implemented and no bonuses will be paid under it. However, the Company expects to continue to pay discretionary cash bonuses to its employees, and a portion of these bonuses might not be deductible by the Company.
      Alternatively, if the EOIP is approved by the shareholders, the Compensation Committee will be able to award cash bonuses that will qualify as “performance-based compensation” under Section 162(m), and the Company’s ability to deduct cash bonuses will be preserved.
      The summary description of the EOIP below is qualified in its entirety by reference to the provisions of the EOIP itself, which is attached as Appendix B to these proxy materials.
Plan Terms
      Purpose. The purpose of the EOIP is to advance and promote the interests of the Company and its shareholders by providing performance-based incentives to certain employees to motivate those employees and to reward employees who achieve above-average financial and nonfinancial goals.
      Administration. The EOIP may be administered by the Compensation Committee; provided, however, that a Committee of independent directors of the Board (“CEO Committee”) designated to approve the Chief Executive Officer’s compensation shall administer the EOIP with respect to cash incentive awards to the Chief Executive Officer. References in this description to the administrator will include references to the Compensation Committee and to the CEO Committee as applicable. Interpretation and construction by the administrator of the EOIP or of any award is final.
      Aggregate Fund. The aggregate fund available for bonuses under the EOIP shall be three percent of pre-tax operating income for the award year.
      Eligibility. The individuals eligible to participate in the EOIP shall be the individuals who are “covered employees” under Section 162(m), which means the Chief Executive Officer and any executive officer whose total compensation for the taxable year is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of such employee being among the four highest compensated officers for the taxable year (other than the Chief Executive Officer).
      Awards. Awards under the EOIP shall be in the discretion of the administrator provided that the aggregate of all awards shall not exceed the aggregate fund available for the applicable award year and individual awards shall be subject to the individual award limits described below.
      Individual Award Limits. In 2006, the award to the CEO shall not exceed 35% of the aggregate fund; the awards to the second covered employee shall not exceed 20% of the aggregate fund and the awards to each of the remaining covered employees shall not exceed 15% of the aggregate fund. At the beginning of each fiscal year after 2006, the Compensation Committee will establish the maximum percentages of the aggregate fund to be awarded to each of the covered employees. The aggregate awards shall not exceed 100% of the aggregate fund, and the percentage allocated to any covered employee will not exceed 40%.
      Determination of Award Amounts. At the conclusion of the Company’s fiscal year, the administrator in its sole discretion may reduce the awards below the individual award limits for the eligible executives under the EOIP. In determining the amount of any reduced bonus, the administrator reserves the right to apply objective criteria utilizing measures other than pre-tax operating income and/or to apply subjective or discretionary criteria (including but not limited to those measures and criteria utilized under the Company’s performance incentive program for its executives) to determine a reduced bonus amount. EOIP awards shall be made in lieu of any awards under the Company’s performance incentive program, but the target bonuses and performance goals established under the performance incentive plan for the eligible executives will be utilized by the administrator in exercising its negative discretion to determine the awards to be payable under the EOIP.
      Target bonus and performance goals are set annually for the eligible executives and other Company executives under the performance incentive program. For 2006, Mr. Slipsager’s target bonus is 70% of his base compensation and may range from 0 to 150% of his target bonus based on his performance, subject to the limitations under the EOIP, if it is approved by shareholders. His performance goals include objective criteria tied to achievement of financial results and timely completion of audited financial statements and certification under Section 404 of the Sarbanes-Oxley Act, together with subjective measures related to strategy, management development, succession planning, acquisitions and risk management programs. Each of the other eligible executives has a target bonus and ranges for different bonus components, as well as objective and subjective performance criteria. The objective criteria currently include corporate financial objectives and, for executives with operating company responsibilities, operating company financial objectives. The target bonus and performance goals are subject to change on an annual basis. The administrator has discretion under the performance incentive program to make awards that exceed the target bonus ranges and will retain that authority with respect to awards made under the EOIP, so long as they do not exceed EOIP limits.
      Payment of Awards. Awards are paid in a single lump sum to participants as soon as is reasonably practicable after the administrator has authorized the payment of awards and annual financial statements have been issued. A participant, however, may elect to defer receipt of his or her award pursuant to the terms and conditions of the Company’s Deferred Compensation Plan or any successor plan and in compliance with Internal Revenue Code Section 409A.
      Amendment; Termination. The Board may terminate or suspend the EOIP at any time. The Compensation Committee may amend the EOIP at any time; provided that (i) to the extent required under Section 162(m), the EOIP will not be amended without prior approval of the Company’s shareholders, (ii) the authority of the CEO Committee may not be changed without the approval of the Board, and (iii) no amendment may retroactively or adversely affect the payment of any award previously made.
      New Plan Benefits. The benefits or amounts that will be received by or allocated to the Chief Executive Officer and each of the other named executive officers (other than Mr. Petty who resigned) under the EOIP are not calculable at this time. The table below shows the amounts which would have been received by each of the following for the last competed fiscal year if the plan had been in effect and reflects payments made under the Company’s 2005 performance incentive program to the eligible executives. These employees would have been the only employees eligible for payments under the EOIP had it been in effect in 2005. The maximum amounts that would have been available for awards under the EOIP had it been in effect for fiscal year 2005 were: $676,053, $386,316, $289,737, $289,737, and $289,737 for Messrs. Slipsager, McClure, Sundby, and Zaccagnini, and Ms. Auwers respectively.

NEW PLAN BENEFITS
EXECUTIVE OFFICER INCENTIVE PLAN

Name and Position	Dollar Value($)

Henrik C. Slipsager, President & Chief Executive Officer	338,975
James P. McClure, Executive VP & President of ABM Janitorial Services	210,864
George B. Sundby, Executive VP & Chief Financial Officer	101,500
Steven M. Zaccagnini, Executive VP & President of ABM Facility Services	179,098
Linda S. Auwers, Senior VP, General Counsel & Corporate Secretary	86,657
Executive Group	917,094
Non-Executive Group	0
Non-Executive Officer Employee Group	0
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3

EQUITY COMPENSATION PLAN INFORMATION
      The following table sets forth information as of February 28, 2006, with respect to the plans under which the Company’s common stock is authorized for issuance. The plans include the 2004 Employee Stock Purchase Plan, the Time-Vested Plan, the 1996 Plan, the 2002 Plan, and the Age-Vested Stock Option Plan. No shares are available for future grant under the Age-Vested Stock Option Plan.
Equity Compensation Plan Information
As of February 28, 2006

			Number of Securities
			Remaining Available
	Number of Securities		for Future Issuance
	to Be Issued	Weighted-Average	Under Equity
	Upon Exercise	Exercise Price	Compensation Plans
	of Outstanding Options,	of Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	6,137,350	$15.60	3,727,586	(1)
Equity compensation plans not approved by security holders	0	0	0

Total	6,137,350	$15.60	3,727,586

(1)	Includes 1,226,000 shares available for issuance under the Employee Stock Purchase Plan.
EXECUTIVE COMPENSATION
Compensation Committee Report
      Philosophy of the Compensation Program. Because ABM is primarily a service business, the leadership of its executive officers is crucial to ABM’s growth. The Compensation Committee believes that the policies underlying ABM’s executive compensation programs must support ABM’s goal of enhancing shareholder value by providing compensation that reflects the performance of ABM and the executives, compares reasonably with compensation in relevant peer group companies, and attracts and retains high-quality executives. Each executive officer is compensated through a combination of annual salary and bonus, plus equity grants from time to time. Employment agreements with ABM’s executive officers set forth the compensation and other terms and conditions of their employment. Prior to the replacement or renewal of an employment agreement with an executive officer, the Committee reviews the overall compensation package of the executive officer and considers it in relation to the executive’s past performance, expectations as to the executive’s future performance, ABM’s profitability, and compensation of similar executives by peer group companies.
      Compensation Committee Responsibilities. The Compensation Committee’s responsibilities are set forth in the Charter of the Compensation Committee. These include granting equity awards to employees, establishing the compensation of executive officers other than the Chief Executive Officer, setting the performance objectives of the Chief Executive Officer, and making recommendations to the independent directors of the Board of Directors on the salary and bonus of the Chief Executive Officer. The Committee also evaluates the Company’s responsibilities under Section 304 of the Sarbanes-Oxley Act.
      Compensation Committee Advisors. To assist the Committee in fulfilling its responsibilities, the Committee retains the services of an independent executive compensation consulting firm to evaluate ABM’s executive compensation programs, the types of compensation and the compensation levels of its executive officers. The Committee also obtains information and assistance from ABM’s Senior Vice President, Human Resources, and ABM’s compensation consultant.
      Compensation Program Review. In 2005, the Compensation Committee continued its ongoing review of the Company’s compensation program and compared the salary, bonus and long-term incentive compensation of executives against program and compared the salary, bonus and long-term incentive compensation of executives against a peer group of companies providing business services similar to those services provided by ABM, a peer group of human capital intensive companies with similar revenue, and certain nationally-published compensation surveys. Based on this evaluation, the Committee revised the compensation program to increase the portion of annual cash compensation and long-term equity compensation that is contingent on performance. The Committee believes this approach provides more competitive compensation and links executive officer compensation more closely to individual performance.
      Equity Compensation. The Committee administers ABM’s stock option plans and authorizes all employee grants. ABM’s stock option plans provide executive officers as well as other key employees with an opportunity to purchase a proprietary interest in ABM and thus encourage them to become and remain employed by ABM. The Committee views the granting of stock options as an important mechanism for relating overall compensation of executive officers and other employees directly to ABM’s ultimate goal of enhancing shareholder value. During 2004, the Committee began work on the development of a long-term equity compensation strategy that it finalized in 2006. The 2006 Equity Incentive Plan and Executive Officer Incentive Plan that are being submitted to shareholders for approval will allow the Committee to be more flexible, to establish more specific performance objectives linked directly to equity compensation, and to be more cost effective and efficient relative to potential dilution in the use of equity compensation.
      Stock Option Awards in 2005. In determining the levels of stock option grants available to employees, the Committee considers employees’ responsibility and performance, ABM’s overall profitability, and the aggregate number of such stock options that have been granted in recent years. In 2003 and 2004, only newly hired and recently promoted executive and management employees received stock option grants. The Committee believes that equity compensation provides an important link between the goals of management and shareholders. During the fiscal year ended October 31, 2005, the Committee determined that ABM’s long-term executive equity compensation was below the median level of the peer group companies reviewed and made option grants to a number of executive officers. In addition to the options granted to the Chief Executive Officer described below, seven other executive officers received stock options to purchase a total of 479,400 shares under the 2002 Price-Vested Plan and 47,640 shares under the Time-Vested Plan. Finally, in connection with new hires and promotions, the Committee approved stock options for 154 other employees to purchase a total of 172,600 shares under the Time-Vested Plan and 407,700 shares under the 2002 Price-Vested Plan.
      Contingent Cash Awards. Annual bonuses are an important part of overall executive officer compensation because bonuses give these officers a material stake in the financial performance of ABM by rewarding their performance in relationship to the performance of ABM or the operating subsidiaries that employ them. In connection with its decisions with respect to 2005 bonuses, the Committee reviewed the terms of the individual contracts, the Company’s 2005 financial results and overall performance, the deterioration of results in the Company’s Security operations, the control weakness associated with the restatement of interim financial statements and the quality of risk assessment associated with the litigation settlements that affected 2005 results. Based on its review, the Committee awarded bonuses at above target levels for executives with operating groups with good performance and at or below target levels for executives with responsibilities related to the deterioration of Security results, control weakness, and litigation risk assessment.
      Basis for CEO Cash Compensation. At the end of 2004, the Chairs of the Audit Committee, Compensation Committee and Governance Committee interviewed each director concerning the Chief Executive Officer’s performance. The results of the interviews were reported to the Compensation Committee and used by that Committee to establish its recommendation for the Chief Executive Officer’s 2004 bonus, salary and target bonus for 2005 and to establish the Chief Executive Officer’s performance objectives for 2005. The Compensation Committee relied on similar interviews for 2005, presenting to the independent directors its recommendations for the Chief Executive Officer’s bonus for 2005 and salary and compensation structure for 2006. The Committee also reviewed survey information indicating the

Chief Executive Officer’s target bonus of 50% of base pay was significantly below the median for peer group companies.
      In approving Mr. Slipsager’s compensation, the Compensation Committee and the independent directors used both objective and subjective criteria and considered in particular the revenue and earnings growth in four of ABM’s business segments, the successful completion of the sale of the Company’s Mechanical services business, improvements in the Company’s insurance and risk management programs, progress in executive development and succession planning, weaknesses in internal controls over financial reporting together with the work in progress to improve the controls, delays in the issuance of the Company’s 2005 audited financial statements and completion of Sarbanes-Oxley certification, and the need for improvement of risk assessment of litigation.
      For fiscal year 2005, Mr. Slipsager’s salary was $677,950 and his bonus was $338,975. For fiscal year 2006, Mr. Slipsager’s salary increased to $700,000. His target bonus has been established at 70% of his base salary and may range from 0 to 150% of his target bonus. Mr. Slipsager, who had not received stock option grants in 2003 or 2004, was granted options for 100,000 shares under the 2002 Price-Vested Plan. The 2002 Price-Vested Plan limits the number of options that can be granted to any individual to 200,000 shares, and this option grant caused Mr. Slipsager to reach that limit. As a result, the Committee also granted Mr. Slipsager options for 100,000 shares under the Time-Vested Plan during fiscal 2005 and options for an additional 57,000 shares shortly after the end of fiscal year 2005.
      In recommending Mr. Slipsager’s compensation, the Compensation Committee takes into consideration Mr. Slipsager’s participation in other Company plans. Mr. Slipsager is eligible for two senior executive plans that were offered to executives at the time Mr. Slipsager joined ABM and are now closed to new employees. In the Supplemental Executive Retirement Plan, Mr. Slipsager continues to vest in benefits that will entitle him to ten years of payments of $100,000 annually beginning at age 65. He will be fully vested in this benefit after ten years of employment, which will occur in 2009. Mr. Slipsager is also entitled to benefits under the Service Award Plan, in which his benefits are capped at 51 days of pay at the then current rate, payable upon termination of employment.
      Severance Agreements. In December 2005, the Board of Directors approved severance agreements with Mr. Slipsager and four other executive officers to provide for severance compensation should their employment with the Company be terminated under certain defined circumstances following a change in control (as defined in the agreement). The Compensation Committee and the Board believe that these agreements will help the Company retain its executive leadership in the event of a possible change of control and should such change of control occur will help retain executive talent through the transition period and for the new organization. The terms of Mr. Slipsager’s severance agreement and employment agreement are described in Employment and Severance Agreements; Perquisites, in this Proxy Statement.
      Perquisite Review. On an annual basis, the Compensation Committee reviews the perquisites for senior executives. For the Chief Executive Officer, these include an automobile lease, payment of gasoline charges, office parking and club dues. The Compensation Committee believes that these perquisites, which are generally available to other senior executives at the Company, fall within the bounds of reasonable executive compensation. The Chief Executive Officer also participates in the Company’s general welfare and benefit plans, including its 401(k) Investment Plan and Employee Stock Purchase Plan, on the same basis as other employees.
      IRC Section 162(m). ABM does not expect the deductibility limit of Section 162(m) of the Internal Revenue Code to have a material effect on ABM in 2006 because only Mr. Slipsager’s taxable compensation exceeds $1,000,000, and Mr. Slipsager has agreed in 2006 to defer all amounts in excess of $1,000,000 under the ABM Deferred Compensation Plan. In addition, if the Executive Officer Incentive Plan is approved by shareholders, the Compensation Committee anticipates that in 2006 and future years executive officers’ bonuses will be fully deductible under Section 162(m). Non-qualified options granted under ABM’s current stock option plans are exempt from the deductibility limitation because such options qualify as “performance-based” compensation under Section 162(m). Incentive stock options granted under ABM’s stock option plans generally do not entitle ABM to a tax deduction without regard to Section 162(m). Although certain forms of equity grants under the proposed 2006 Equity Incentive Plan will not qualify as performance-based under Section 162(m), the Compensation Committee expects to manage its executive compensation program to maintain the deductibility of compensation.

Compensation Committee

Linda L. Chavez, Chair
Maryellen C. Herringer
Henry L. Kotkins, Jr.
Compensation of Executive Officers
      The compensation of the Chief Executive Officer, the four other most highly compensated executive officers of ABM during fiscal year 2005 serving as executive officers at the end of fiscal year 2005, and an additional executive officer who resigned from ABM during 2005, is set forth below for fiscal years 2005, 2004 and 2003. Columns regarding “Restricted Stock Awards,” and “Long-Term Incentive Plan Payouts” are excluded because no reportable payments in those categories were made to these persons in or for the relevant years.
Summary Compensation Table

					Long-Term
					Compensation
					Awards
		Annual Compensation
					Securities
	Fiscal			Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary($)(1)	Bonus($)	Compensation(2)	Options(#)	Compensation($)

Henrik C. Slipsager	2005	677,950	338,975	34,836	200,000	4,200	(3)
President & Chief	2004	677,950	234,549	31,963	0	4,100	(3)
Executive Officer	2003	677,950	185,922		0	4,000	(3)

James P. McClure	2005	439,300	210,864	23,051	125,640	3,225	(3)
Exec. VP & President	2004	439,300	179,937	22,037	0	8,200	(3)
of ABM Janitorial Services	2003	422,415	105,273	—	0	9,621	(3)

George B. Sundby	2005	350,000	101,500	20,587	101,000	8,400	(3)
Executive VP &	2004	343,489	56,424	18,043	0	8,200	(3)
Chief Financial Officer	2003	312,900	105,496	—	0	10,154	(3)

Steven M. Zaccagnini	2005	319,815	179,098	11,466	100,000	8,290	(3)
Executive VP & President	2004	309,000	108,150	17,421	0	10,328	(3)
of ABM Facility Services	2003	287,500	75,000	—	60,000	82,601	(4)

Linda S. Auwers(5)	2005	306,153	86,657	15,271	75,000	9,686	(3)
Senior VP, General	2004	295,025	60,371	14,908	0	18,153	(6)
Counsel & Corporate Secretary	2003	142,972	63,180	—	120,000	15,257	(7)

William T. Petty(8)	2005	337,500	168,750	13,734	50,000	0
Executive VP & Chief	2004	268,800	131,250	7,462	80,000	56,934	(7)
Operating Officer

(1)	Annual compensation for each year includes amounts deferred under ABM’s Deferred Compensation Plan.

(2)	The fiscal year 2005 aggregate incremental costs for perquisites and personal benefits include the following: Mr. Slipsager, $14,188 for automobile allowance and expenses, $14,843 for club dues; $5,039 for parking expenses, and $766 for other perquisites; Mr. McClure, $13,689 for automobile allowance and expenses, $8,473 for club dues and $889 for other perquisites; Mr. Sundby, $12,576 for automobile allowance and expenses; $3,600 for parking; and $4,411 for club dues; Mr. Zaccagnini, $10,845 for automobile allowance and expenses, $177 in above-market interest under the ABM Deferred Compensation Plan, and $444 for other perquisites; Ms. Auwers, $11,215 for automobile allowance and expenses, $3,600 in lieu of parking expenses, and $456 for other perquisites; and Mr. Petty, $9,819 for automobile allowance and expenses, $2,925 for parking expenses, and $990 for other perquisites. The fiscal year 2004 aggregate incremental costs for perquisites and personal benefits include the following: Mr. Slipsager, $13,523 for automobile allowance and expenses, $12,827 for club dues; $5,218 for parking expenses, and $395 for credit card fees; Mr. McClure, $10,305 for automobile allowance and expenses, $1,500 for parking expenses, and $10,232 for club dues; Mr. Sundby, $11,687 for automobile allowance and expenses; $2,756 for club dues; and $3,600 for parking expenses; Mr. Zaccagnini, $10,866 for automobile allowance and expenses and $6,555 for club dues; Ms. Auwers, $11,308 for automobile allowance and expenses, and $3,600 in lieu of parking expenses; and Mr. Petty, $6,537 for automobile allowance and expenses and $925 for parking expenses. ABM did not provide reimbursement for personal income taxes associated with any of these perquisites or personal benefits. The incremental costs for perquisites for fiscal year 2003 are not reflected; however, in each case such amounts were in the aggregate below the lesser of $50,000 or 10% of such executive’s annual salary and bonus. The perquisites and personal benefits for the named executives in 2003 were similar in type and cost to those in 2004 and 2005.

(3)	ABM’s contribution to the 401(k) Plan, in which all employees are generally eligible to participate.

(4)	Includes $78,465 in reimbursement of relocation expenses and $4,136 in contributions to ABM’s 401(k) Plan.

(5)	Ms. Auwers joined ABM as Senior Vice President, General Counsel & Corporate Secretary in May 2003.

(6)	Includes $14,025 in reimbursement of relocation expenses and $4,128 in contributions to ABM’s 401(k) Plan.

(7)	Consists of relocation expenses.

(8)	Mr. Petty began employment at ABM in April 2004 and resigned in July 2005.

Options Granted to Executive Officers
      The persons named in the Summary Compensation Table received the stock option grants set forth below in fiscal year 2005.
Stock Option Grants in Last Fiscal Year

	Individual Grants
							Potential Realizable Value
	Number of	% of Total					At Assumed Annual Rates
	Securities	Options					of Stock Price Appreciation
	Underlying	Granted to		Exercise			for Option Term(2)
	Option	Employees in		or Base	Expiration
Name	Granted(#)	Fiscal Year		Price(1)	Date		5%	10%

Henrik C. Slipsager(3)	100,000	7.3	(4)	18.30	06/14/2015		$1,150,877	$2,916,549
	100,000	7.3	(5)	20.90	09/14/2015		$1,314,390	$3,330,922
James P. McClure	120,000	8.7	(4)	18.30	06/14/2015		$1,381,053	$3,499,858
	5,640	0.0	(5)	20.90	09/14/2015		$74,132	$187,864
George B. Sundby	28,000	2.0	(5)	21.81	03/24/2015		$384,053	$973,267
	23,000	1.7	(6)	21.70	03/24/2015		$313,881	$795,437
	50,000	3.6	(4)	18.30	06/14/2015		$575,439	$1,458,274
Steven M. Zaccagnini	100,000	7.3	(4)	18.30	06/14/2015		$1,150,877	$2,916,549
Linda S. Auwers	75,000	5.4	(4)	18.30	06/14/2015		$863,158	$2,187,412
William T. Petty	50,000	3.6	(4)	18.30	10/31/2005	(7)	$0	$0

(1)	The exercise price equals the fair market value of ABM common stock on the date of grant.

(2)	A term of ten years has been used in calculating assumed appreciation. No gain to the optionee is possible without an increase in the price of ABM common stock from the exercise price, which will benefit all shareholders.

(3)	On November 29, 2005, Mr. Slipsager received an additional option under the Time-Vested Plan to acquire 57,000 shares at an exercise price of $20.83, which vests 20% per year over the first five years. The right to exercise these options expires on the earlier of ten years from the date of grant or three months after termination of employment. However, these options may be immediately exercised in the event of a “Change of Control” as defined in the Time-Vested Plan.

(4)	Price-Vested Performance Stock Options granted under the 2002 Plan, which vest over the first four years at a rate tied to the price of ABM Common Stock, 50% at $23.00 and 50% at $26.00, and after eight years from the date of grant if not previously vested. The right to exercise these options expires on the earlier of ten years from grant or three months after termination of employment. However, these options may be immediately exercised in the event of a “Change of Control” as defined in the 2002 Plan.

(5)	Time-Vested Stock Options granted under the Time-Vested Plan, which vest 20% per year over the first five years. The right to exercise these options expires on the earlier of ten years from the date of grant or three months after termination of employment. However, these options may be immediately exercised in the event of a “Change of Control” as defined in the Time-Vested Plan.

(6)	Price-Vested Performance Stock Options granted under the 2002 Plan, which vest over the first four years at a rate tied to the price of ABM Common Stock, 25% at each of $22.50, $25.00, $27.50, and $30.00, and after eight years from the date of grant if not previously vested. The right to exercise these options expires on the earlier of ten years from the date of grant or three months after termination of employment. However, these options may be immediately exercised in the event of a “Change of Control” as defined in the 2002 Plan.

(7)	Options terminated 90 days after termination of employment.
Options Exercised and Fiscal Year-End Stock Option Values
      The following table sets forth certain information concerning the value of stock options owned at fiscal year end by the persons named in the Summary Compensation Table.
Aggregated Stock Option Exercises in Last Fiscal Year
and Fiscal Year-End Stock Option Values

			Common Shares Underlying		Value of Unexercised In-the-
			Unexercised Options at		Money Options
	Shares		October 31, 2005 (#)		at October 31, 2005(1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Henrik C. Slipsager	-0-	-0-	287,000	323,000	$1,659,385	$550,675
James P. McClure	-0-	-0-	156,000	238,640	$424,420	$564,395
George B. Sundby	-0-	-0-	114,000	167,000	$470,910	$324,290
Steven M. Zaccagnini	-0-	-0-	34,000	166,000	$140,430	$402,970
Linda S. Auwers	-0-	-0-	36,000	159,000	$209,880	$600,720
William T. Petty	18,000	$44,100	0	0	0	0

(1)	The value of unexercised in-the-money options equals the difference between the option exercise price and $19.78, the closing price of ABM common stock on the New York Stock Exchange on October 31, 2005, multiplied by the number of shares underlying the option.

Supplemental Executive Retirement Plan
      The Company has unfunded retirement agreements for 46 current and former senior executives, including two current directors who were former senior executives, many of which are fully vested. The retirement agreements provide for monthly benefits for ten years commencing at the later of the respective retirement dates of those executives or age 65. The benefits are accrued over the vesting period. Effective December 31, 2002, this plan was amended to preclude new participants.
      When fully vested, the current supplemental executive retirement benefits shall provide the following for the persons named in the Summary Compensation Table: for Henrik C. Slipsager, $1,000,000; for James P. McClure, $250,000; and for George B. Sundby and Steven M. Zaccagnini, $150,000. The amounts currently vested are $986,000, $217,000, $66,250 and $51,000 for Messrs. Slipsager, McClure, Sundby and Zaccagnini, respectively. The amounts accrued in 2005 for these benefits for the named executives were $66,454, $12,733, $7,669 and $4,385, respectively. The other persons named in the Summary Compensation Table are not eligible to participate in this plan.
Service Award Benefit Plan
      The Company has an unfunded service award benefit plan, with a retroactive vesting period of five years. This plan is a “severance pay plan” as defined by the Employee Retirement Income Security Act (“ERISA”) and covers certain qualified employees. The plan provides participants, upon termination, with a guaranteed seven days pay for each year of employment between November 1989 and January 2002. The amount of the payment is based on the final average annual compensation, up to a maximum of $175,000, received by the employees during their last three full years of full-time employment with ABM. The amount of payment under the plan, together with any other severance pay paid to the employee, cannot exceed two times the compensation received by the employee in the twelve-month period preceding the termination of employment. If the employee is terminated for cause (such as theft or embezzlement), such employee forfeits any benefits payable under the plan. Mr. Slipsager’s benefit under this plan will be based on 51 days’ pay; and Mr. McClure’s on 122 days’ pay. Were Messrs. Slipsager and McClure to have terminated service effective October 31, 2005, they would have been eligible to receive $34,327 and $82,115 under the plan. The other persons named in the Summary Compensation Table are not eligible to participate in this plan.
Deferred Compensation Plan
      ABM’s Deferred Compensation Plan is an unfunded deferred compensation plan available to executive, management, administrative, and sales employees whose annualized base salary exceeds $95,000. The plan allows employees to make pre-tax contributions from 1% to 20% of their compensation, including base pay and bonuses. Deferred amounts earn interest equal to the prime interest rate on the last day of the calendar quarter up to 6%. If the prime rate exceeds 6%, the plan interest rate is equal to 6% plus one-half of the excess of prime rate over 6%. The average interest rate credited to the deferred compensation amounts for 2005 was 6%. The Deferred Compensation Plan benefits of Mr. Zaccagnini, the only executive named in the Summary Compensation Table who participated in this plan, are described in the Summary Compensation Table.
Employment and Severance Agreements; Perquisites
      ABM or its subsidiaries have written employment agreements with the named executive officers (other than Mr. Petty), as well as certain other officers. These employment agreements provide for annual salaries in the following amounts for fiscal year 2006: for Henrik C. Slipsager, $700,000; James P. McClure, $439,300; for George B. Sundby, $350,000; for Steven M. Zaccagnini, $400,000; and for Linda S. Auwers $310,745. These employment agreements provide for annual bonuses based on a target percentage of base salary, in each case subject to modification based on individual performance.
      For 2006, Mr. Slipsager’s bonus target is 70% of base compensation and may range from 0% to 150% of the targeted amount. His performance objectives are based on a number of financial, operations, and control related targets. Mr. McClure’s target bonus for 2006 is 60% of base compensation; Messrs. Sundby and

Mr. Zaccagnini’s target bonus is 50% of base compensation and Ms. Auwers’ target bonus is 40% of base compensation. Messrs. McClure and Zaccagnini’s bonuses will be based 40% on the performance of the operations headed by the executive; 20% on Company performance, and 40% on individual performance in providing strategic leadership, employee leadership, and compliance and administration. The Company and operational performance components may range from 0% to 200% of the target amount; the individual performance components may range from 0% to 150% of the target amounts. Mr. Sundby and Ms. Auwers’ bonuses for fiscal year 2006 will be based 60 percent on Company performance and 40 percent on individual performance. The Company results component may range from 0% to 200% of the targeted amount; the individual performance component may range from 0% to 150% of the targeted amount.
      Each of the employment agreements for the named executive officers (other than Mr. Petty) has a term extending through October 2007, but extends automatically for an additional one-year period if a notice of non-renewal is not given at least 90 days prior to the termination date. The employment agreements may also terminate earlier in connection with termination for cause, voluntary termination by the executive or upon total disability or death of the named executive officer. Under the employment agreements, the named executive officers are also eligible for other customary benefits including, but not limited to, participation in ABM’s 401(k) Plan, as well as group life, health, and accidental death and disability insurance programs. Under ABM policies, ABM also provides certain other perquisites, such as automobiles or automobile allowances and expenses, club dues, and incidental personal benefits, including office parking.
      In addition, ABM has entered into severance agreements with each of the named executive officers (other than Mr. Petty) to assure continuity of the Company’s senior management and to provide the named executives officers with stated severance compensation should their employment with the Company be terminated under certain defined circumstances following a change in control (as defined in the agreement). The agreements are considered to be “double trigger” arrangements where the payment of severance compensation is predicated upon the occurrence of two triggering events: (1) the occurrence of a change in control; and (2) either the involuntary termination (other than for “cause” as defined in the agreement) or the termination of employment with the Company for “good reason” as defined in the agreement. The stated benefits consist of (1) a lump sum payment in an amount equal to two times (three times, in the case of Mr. Slipsager) the sum of base salary (at the rate in effect for the year in which the termination date occurs) plus current target bonus, (2) the continuation of all health benefits or reasonably equivalent benefits, for 18 months following the date of termination; and (3) a lump sum cash payment equal to the sum of any unpaid incentive compensation that was earned, accrued, allocated or awarded for a performance period ending prior to the termination date plus the value of any annual bonus or long-term incentive pay earned, accrued, allocated or awarded with respect to service during the performance period. Any payments under the severance agreements will be reduced to the extent that the named executive officer receives payments under his or her employment agreement with the Company following a termination of employment.
      Payments and benefits under the severance agreements (as well as under all other agreements or plans covering the named executive officer) are subject to reduction in order to avoid the application of the excise tax on “excess parachute payments” under the Internal Revenue Code, but only if the reduction would increase the net after-tax amount received by the named executive officer (the “modified cap”) with one exception. That exception is that the reduction may be made to the extent that the named executive officer would be entitled to receive, on a net-after tax basis, at least 90% of the severance payment he or she would otherwise be entitled to under the severance agreement. In consideration for the protection afforded by the severance agreements, the named executive officers agreed to non-competition provisions for the term of employment and for varying periods of time thereafter.
      ABM stock options held by the named executive officers vest upon change of control as defined in the applicable plan but include the modified cap.

AUDIT RELATED MATTERS
Audit Committee Report
      The Audit Committee reviews ABM’s financial reporting process on behalf of the Board and selects ABM’s independent registered public accounting firm. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm retained by the Audit Committee is responsible for performing an independent audit of the consolidated financial statements and management’s assessment of internal control and the effectiveness of internal control, and reporting the results of this audit to the Audit Committee. The Audit Committee reviews and monitors these processes.
      The Board adopted a written charter for the Audit Committee on June 19, 2000, which was amended in 2003. The Charter of the Audit Committee is available on ABM’s Website under “Governance” at www.abm.com/ir. Within the framework of its Charter, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of ABM’s results in the 2005 financial statements. The Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The management of ABM has affirmed to the Audit Committee that ABM’s 2005 audited consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with the independent registered public accounting firm those matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee also discussed with ABM’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits, their evaluation of ABM’s internal controls, and the overall quality of ABM’s financial reporting.
      In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has also discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence from management and ABM. The Audit Committee has reviewed the services provided by ABM’s independent registered public accounting firm, has preapproved the fees paid for these services, and reviewed whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm. The Committee has concluded that the independent registered public accounting firm is independent from ABM and its management.
      In January 2006, management reported to the Audit Committee that errors had been identified involving payroll and payroll-related expenses associated with operations the Company acquired in March 2004 from Security Services of America LLC (SSA LLC) included as a subsidiary within the Company’s Security segment (SSA) and in the accounting for a subcontracting arrangement with SSA LLC (which ended June 30, 2005). The Audit Committee retained independent counsel, who with the assistance of independent forensic accountants, conducted an investigation. The investigation determined that certain payroll and payroll-related expenses had not been properly recorded, causing an overstatement in the Security segment’s cash balances, understatements in accrued compensation, cost of goods sold and selling, general and administrative expenses, and errors in the accounting for the subcontracting arrangement. Independent counsel and the forensic accountants, as well as management of the Company, further determined that certain of the Company’s procedures and internal controls were not adequate and concluded that the Company’s internal control over financial reporting was not effective. The investigation did not find any defalcation.
      The errors identified by management and subject to the independent investigation required ABM to restate its previously issued financial statements for the quarters ended January 31, 2005, April 30, 2005, and July 31, 2005. Material errors that affected the quarter ended October 31, 2005 were corrected prior to the issuance of ABM’s consolidated financial statements.
      In connection with the audit of ABM’s consolidated financial statements for the year ended October 31, 2005, ABM’s management reported to the Audit Committee of the Board that these control deficiencies in the aggregate constituted “material weaknesses” (as such term is defined under the Public Company Accounting Oversight Board Auditing Standard No. 2) in the Company’s internal control over financial reporting. Management has identified a number of remediation actions to be taken to address the material weaknesses. The Audit Committee has reviewed the controls in place and the remedial actions taken since October 31, 2005, as well as the remedial actions to be taken in the future, and believes that such changes will be appropriate to improve the control environment.
      Based on these reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in ABM’s Annual Report on Form 10-K for the year ended October 31, 2005.

Audit Committee

Charles T. Horngren, Chair
Luke S. Helms
Maryellen C. Herringer
Principal Accountant Fees and Services
      The following table presents fees for professional audit services rendered by KPMG LLP for the audit of ABM’s annual financial statements for the years ended October 31, 2005, and October 31, 2004, and fees billed for other services rendered by KPMG LLP during those periods.

	2005	2004

Audit fees(1)	$5,106,000	$1,215,000
Audit related fees(2)	40,950	41,500
Tax fees	0	0
All other fees	0	0

Total	$5,146,950	$1,256,500

(1)	Audit fees consisted of audit work performed for the independent audit of ABM’s annual financial statements, and for 2005, Internal Controls and review of the financial statements contained in ABM’s quarterly reports on Form 10-Q.

(2)	Audit-related fees consisted principally of audits of employee benefit plans.

Policy on Preapproval of Independent Registered Public Accounting Firm Services
      Consistent with Securities and Exchange Commission policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to preapprove all audit and permissible non-audit services provided by the independent auditor. Prior to engagement of the independent auditor for the next year’s audit, the Audit Committee preapproves services in four categories of services:
      1.     Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including consultation regarding financial accounting and/or reporting standards.
      2.     Audit-Related services are for related services that are reasonably related to the performance of the audit and review of financial statements, including benefit plan audits.
      3.     Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice.
      4.     Other Fees are those associated with services not captured in the other categories.
      The Audit Committee must specifically approve the terms of the annual audit engagement and all internal control related services. The Audit Committee preapproves specific types of services within these categories as well as maximum charges for the services. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services or increase the maximum amount of authorized charges not contemplated in the original preapproval. In those instances, the Audit Committee must preapprove the services before the auditor is engaged or increase the authorization before approved services may be continued.
      The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
PROPOSAL 4 — RATIFICATION OF
INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4
      The Audit Committee has selected KPMG LLP, registered public accounting firm and ABM’s independent registered public accounting firm for fiscal year 2005, as ABM’s independent registered public accounting firm for the fiscal year ending October 31, 2006. The Board is asking shareholders to ratify that selection. Although current law, rules, and regulations as well as the Charter of the Audit Committee require that ABM’s independent registered public accounting firm be selected and supervised by the Audit Committee, the Board considers the selection of the independent registered public accounting firm to be an important matter of shareholder concern and is submitting the selection of KPMG LLP for ratification by shareholders as a matter of good corporate practice. In the event that this selection of the independent registered public accounting firm is not ratified by shareholders, the Audit Committee will review its future selection of independent registered public accounting firms. Representatives of KPMG LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

PERFORMANCE GRAPH
      Set forth below is a graph comparing the five-year cumulative total shareholder return of ABM common stock with the five-year cumulative total of: (1) the Standard & Poor’s 500 Index, and (2) the Standard & Poor’s 1500 Environmental & Facilities Services Index, including reinvestment of dividends. The Standard & Poor’s Small Cap Diversified Commercial Services Index, which had been used previously, is no longer available. The comparisons in the following graphs are based on historical data and are not indicative of, or intended to forecast, the possible future performance of ABM common stock.

	2000	2001	2002	2003	2004	2005

ABM Industries Inc	100	99.82	109.85	119.30	162.51	158.38
S&P 500 Index	100	75.10	63.75	77.01	84.27	91.62
S&P 1500 Environmental & Facilities Services	100	116.48	112.00	128.37	139.82	153.97

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS
      The following table sets forth the number of shares and percentage of outstanding shares of ABM common stock beneficially owned as of February 28, 2006, by (1) the persons or entities known to ABM to be beneficial owners of more than 5% of the shares of ABM common stock outstanding as of February 28, 2006, (2) each named executive officer, (3) each director, and (4) all directors and executive officers as a group. Except as noted, each person has sole voting and investment power over the shares shown in the table.

	Number of Shares		%(1)

Bank of America Corporation(2)	5,046,970		10.2
100 North Tryon Street, Floor 25
Bank of America Corporate Center
Charlotte, North Carolina 28255
Kayn Anderson Rudnick Investment Management LLC(3)	3,459,206		7.0
1800 Avenue of the Stars, Second Floor
Los Angeles, CA 90067
Linda S. Auwers	39,818	(4)	*
Linda L. Chavez	42,000	(5)	*
Luke S. Helms	94,000	(6)	*
Maryellen C. Herringer	110,000	(7)	*
Charles T. Horngren	119,600	(8)	*
Henry L. Kotkins, Jr.	82,000	(9)	*
Martinn H. Mandles	375,967	(10)	*
James P. McClure	186,588	(11)	*
Theodore T. Rosenberg The Theodore Rosenberg Trust	4,893,140	(12)	9.9
295 89th Street, Suite 200
Daly City, CA 94015
Henrik C. Slipsager	315,352	(13)	*
William W. Steele	237,276	(14)	*
George B. Sundby	129,619	(15)	*
Steven M. Zaccagnini	50,779	(16)	*
Executive officers and directors as a group (17 persons)	6,883,261	(17)	13.6

*	Less than 1%.

(1)	Based on a total of 49,312,879 shares of ABM common stock outstanding as of February 28, 2006.

(2)	Share ownership is as of December 31, 2005. Based upon a Schedule 13G filed by Bank of America Corporation (“BofA”) with the Securities and Exchange Commission on February 2, 2006. BofA indicated in the filing that it had shared voting power for 1,639,122 shares and shared dispositive power for 5,045,488 shares. Two other members of the group included in such filing indicated beneficial ownership of more than 5% of the outstanding common stock: NB Holdings Corporation, which beneficially owned 5,045,488 shares, with shared voting power for 1,639,122 shares and shared dispositive power for 5,045,488 shares and Bank of America, NA, which beneficially owned 5,042,109 shares, with sole voting power over 1,116,400 shares, shared voting power over 519,343 shares, sole dispositive power over 38,000 shares and shared dispositive power over 5,004,109 shares.

(3)	Share ownership is as of December 31, 2005. Based upon a Schedule 13G filed by Kayne Anderson Rudnick Investment Management, LLC (“Kayne”) with the Securities and Exchange Commission on February 8, 2006. Kayne indicated in the filing sole voting power or sole dispositive power for all the shares.

(4)	Includes 36,000 shares subject to outstanding options that were exercisable on or within 60 days after February 28, 2006.

(5)	Includes 42,000 shares subject to outstanding options that were exercisable on or within 60 days after February 28, 2006.

(6)	Includes 76,000 shares subject to outstanding options that were exercisable on or within 60 days after February 28, 2006.

(7)	Includes 76,000 shares subject to outstanding options that were exercisable on or within 60 days after February 28, 2006.

(8)	Includes 82,000 shares subject to outstanding options that were exercisable on or within 60 days after February 28, 2006.

(9)	Includes 70,000 shares subject to outstanding options that were exercisable on or within 60 days after February 28, 2006.

(10)	Includes 20,421 shares of ABM common stock held by The Leo L. Schaumer Trust, which is an irrevocable trust of which Mr. Mandles and Bank of America N.A. are the only co-trustees, 8,752 shares in The Donald L. Schaumer Trust, an irrevocable trust of which Mr. Mandles is the sole trustee, and 8,703 shares of Common Stock held by The David W. Steele Trust, an irrevocable trust of which Mr. Mandles is the sole trustee. Mr. Mandles disclaims beneficial ownership of the shares held by these trusts. Mr. Mandles is also one of three trustees of The Sydney J. Rosenberg Trusts, which are irrevocable trusts, which based upon a Schedule 13D dated January 11, 2006 holds 2,215,883 shares. Mr. Mandles is not deemed to beneficially own the shares held by The Sydney J. Rosenberg Trusts.

(11)	Includes 180,000 shares subject to outstanding options that were exercisable on or within 60 days after February 28, 2006.

(12)	4,787,556 shares of ABM common stock are held by The Theodore Rosenberg Trust, a revocable trust of which Theodore Rosenberg is the only trustee and sole beneficiary. Mr. Rosenberg’s ownership also includes 44,000 shares subject to outstanding options that were exercisable on or within 60 days after February 28, 2006, and 61,584 shares of ABM common stock held by a family charitable foundation, of which Theodore Rosenberg is a director. Mr. Rosenberg and The Theodore Rosenberg Trust disclaim beneficial ownership of the shares held by the family charitable foundation.

(13)	Includes 305,000 shares subject to outstanding options that were exercisable on or within 60 days after February 28, 2006.

(14)	Includes 30,000 shares subject to outstanding options that were exercisable on or within 60 days after February 28, 2006.

(15)	Includes 127,600 shares subject to outstanding options that were exercisable on or within 60 days after February 28, 2006.

(16)	Includes 46,000 shares subject to outstanding options that were exercisable on or within 60 days after February 28, 2006.

(17)	Includes 1,314,600 shares subject to outstanding options held by ABM’s executive officers and directors that were exercisable on or within 60 days after February 28, 2006.

      The following tables provide information regarding the Company’s equity compensation plans as of October 31, 2005:

	Number of		Number of Securities
	Securities to be	Weighted-	Remaining Available
	Issued Upon	Average	for Future Issuance
	Exercise of	Exercise Price	Under Equity
	Outstanding	of Outstanding	Compensation Plans
	Options,	Options,	(excluding securities
	Warrants and	Warrants and	reflected in
	Rights	Rights	column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	6,078,000	$15.30	4,148,000	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	6,078,000	$15.30	4,148,000

(1)	Includes 1,360,000 shares available for issuance under the Employee Stock Purchase Plan.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires ABM’s directors, officers and persons who own more than 10% of a registered class of ABM’s securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of the reporting forms and representations of its directors, officers and 10% shareholders, ABM believes that during fiscal 2005 all forms required to be filed under Section 16(a) were filed on a timely basis.
OTHER MATTERS
      As of the date of this Proxy Statement, there are no other matters which the Board intends to present or has reason to believe others will present at the 2006 Annual Meeting. If other matters properly come before the Annual Meeting, the accompanying proxy grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting, except to the extent such discretion may be limited under Rule 14a-4(c) of the Securities Exchange Act of 1934.
      As of the date of this Proxy Statement, there are no other matters which the Board intends to present or has reason to believe others will present at the 2006 Annual Meeting. If other matters properly come before the Annual Meeting, the accompanying proxy grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting, except to the extent such discretion may be limited under Rule 14a-4(c) of the Securities Exchange Act of 1934.
2007 ANNUAL MEETING OF
SHAREHOLDERS
      No shareholder proposals were submitted for the 2006 Annual Meeting. ABM must receive proposals of shareholders that are intended to be presented at ABM’s 2007 Annual Meeting of Shareholders and that the shareholder intends to be included in ABM’s proxy materials no later than December 7, 2006. Proposals of shareholders not intended to be included in ABM’s proxy materials must be received no later than February 5, 2007, to be presented at that meeting and must include the information set forth in the Bylaws.

APPENDIX A
2006 EQUITY INCENTIVE PLAN

1.	PURPOSE.
      This 2006 Equity Incentive Plan is intended to provide incentive to Employees and Directors of ABM Industries Incorporated (the “Company”) and its eligible Affiliates, to encourage proprietary interest in the Company and to encourage Employees and Directors to remain in the service of the Company or its Affiliates.

2.	DEFINITIONS.
      (a) “Administrator” means the Board or the Committee appointed to administer the Plan, or a delegate of the Board as provided in Section 4(c).
      (b) “Affiliate” means any entity, whether a corporation, partnership, joint venture or other organization that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.
      (c) “After-Tax Amount” means any amount to be received by an Executive in connection with a Change in Control determined on an after-tax basis taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision thereto, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income and employment taxes.
      (d) “Award” means any award of an Option, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or an Other Share-Based Award under the Plan.
      (e) “Award Agreement” means the agreement between the Company and the recipient of an Award which contains the terms and conditions pertaining to the Award.
      (f) “Beneficiary” means a person designated as such by a Participant or a Beneficiary for purposes of the Plan or determined with reference to Section 20.
      (g) “Board” means the Board of Directors of the Company.
      (h) “Cause” means (i) theft or dishonesty, (ii) more than one instance of neglect or failure to perform employment duties, (iii) inability or unwillingness to perform employment duties for an Employer, (iv) insubordination, (v) abuse of alcohol or other drugs or substances affecting Participant’s performance of his or her employment duties, (vi) the breach of an employment agreement, including covenants not to compete, or any other agreement between Participant and an Employer, (vii) the breach of fiduciary duties to an Employer or any securities laws applicable to the Company (viii) other misconduct, unethical or unlawful activity, (ix) being charged with a crime involving fraud, embezzlement or theft in connection with Participant’s duties or in the course of Participant’s employment with an Employer, (x) a conviction of or plea of “guilty” or “no contest” to a felony under the laws of the United States or any state thereof, or (xi) a conviction of or plea of “guilty” or “no contest” to a misdemeanor involving a crime of moral turpitude under the laws of the United States or any state thereof.
      (i) “Change in Control” means that any of the following events occurs:

(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) (A) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 35% of the combined voting power of the then-outstanding Voting Stock of the Company or succeeds in having nominees as directors elected in an “election contest” within the meaning of Rule 14a-12(c) under the Exchange Act and (B) within 18 months thereafter, individuals who were members of the Board of Directors of the Company immediately prior to either such event cease to constitute a majority of the members of the Board of Directors of the Company; or

(ii) a majority of the Board ceases to be comprised of Incumbent Directors; or

(iii) the consummation of a reorganization, merger, consolidation, plan of liquidation or dissolution, recapitalization or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the stock or assets of another Company, or other transaction (each, a “Business Transaction”), unless, in any such case, (A) no Person (other than the Company, any entity resulting from such Business Transaction or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Transaction) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction and (B) at least one-half of the members of the Board of Directors of the entity resulting from such Business Transaction were Incumbent Directors at the time of the execution of the initial agreement providing for such Business Transaction.
      (j) “Code” means the Internal Revenue Code of 1986, as amended.
      (k) “Committee” means the Officer Compensation and Stock Option Committee of the Board.
      (l) “Common Stock” means the $.01 par value common stock of the Company.
      (m) “Company” means ABM Industries Incorporated, a Delaware Company.
      (n) “Covered Employee” shall have the meaning assigned in Code section 162(m), as amended, which generally includes the chief executive officer or any Employee whose total compensation for the taxable year is required to be reported to shareholders under the Exchange Act by reason of such Employee being among the four highest compensated officers for the taxable year (other than the chief executive officer).
      (o) “Director” means a director of the Company.
      (p) “Disability” or “Disabled” means that the Participant is unable to engage in any substantial gainful activity by reason or any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
      (q) “Employee” means an individual employed by the Company or an Affiliate (within the meaning of Code section 3401 and the regulations thereunder).
      (r) “Employer” means the Company or an Affiliate, which is the employer of a Participant.
      (s) “Excess Parachute Payment” means a payment that creates an obligation for Executive to pay excise taxes under Code section 280G or any successor provision thereto.
      (t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
      (u) “Exercise Price” means the price per Share of Common Stock at which an Option or Stock Appreciation Right may be exercised.
      (v) “Fair Market Value” of a Share as of a specified date means the average of the opening and closing prices at which Shares are traded on such date as reported in the New York Stock Exchange composite transactions published in the Wall Street Journal, or if no trading of Shares is reported for that day, on the next preceding day on which trading was reported.
      (w) “Family Member” means any person identified as an “immediate family” member in Rule 16(a)-1(c) of the Exchange Act, as such Rule may be amended from time to time. Notwithstanding the foregoing, the Administrator may designate any other person(s) or entity(ies) as a “family member.”
      (x) “Full Value Award” means an Award denominated in Shares that does not provide for full payment in cash or property by the Participant.
      (y) “Incentive Stock Option” means an Option described in Code section 422(b).

      (z) “Incumbent Directors” means the individuals who, as of the date of adoption of this Plan, are Directors of the Company and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Company’s shareholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.
      (aa) “Nonqualified Stock Option” means an Option not described in Code section 422(b) or 423(b).
      (bb) “Option” means a stock option granted pursuant to Section 7.
      (cc) “Other Share-Based Award” means an Award granted pursuant to Section 12.
      (dd) “Outside Director” means a Director who is not an Employee.
      (ee) “Participant” means an Employee or Director who has received an Award.
      (ff) “Performance Shares” means an Award denominated in Shares granted pursuant to Section 11 that may be earned in whole or in part based upon attainment of performance objectives established by the Administrator pursuant to Section 14.
      (gg) “Plan” means this 2006 Equity Incentive Plan.
      (hh) “Prior Plans” means the Company’s 2002 Price-Vested Stock Option Plan, the 1996 Price-Vested Stock Option Plan and the Time-Vested Stock Option Plan
      (ii) “Purchase Price” means the Exercise Price times the number of whole Shares with respect to which an Option is exercised.
      (jj) “Restricted Stock” means Shares granted pursuant to Section 9.
      (kk) “Restricted Stock Unit” means an Award denominated in Shares granted pursuant to Section 10 in which the Participant has the right to receive a specified number of Shares over a specified period of time.
      (ll) “Retirement” means the voluntary termination of Employment by an Employee at (i) age 60 or (ii) age 55 or older at a time when age plus years of service equals or exceeds 65.
      (mm) “Share” means one share of Common Stock, adjusted in accordance with Section 18 (if applicable).
      (nn) “Share Equivalent” means a bookkeeping entry representing a right to the equivalent of one Share.
      (oo) “Stock Right” means a right to receive an amount equal to the value of a specified number of Shares which will be payable in Shares or cash as established by the Administrator.
      (pp) “Subsidiary” means any company in an unbroken chain of companies beginning with the Company if each of the companies other than the last company in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other Companies in such chain.

3.	EFFECTIVE DATE.
      This Plan was adopted by the Board on January 10, 2006, to be effective on the date the Plan is approved by the Company’s shareholders.

4.	ADMINISTRATION.
      (a) Administration with respect to Outside Directors. With respect to Awards to Outside Directors, the Plan shall be administered by the Board or the Governance Committee of the Board. Notwithstanding the foregoing, all Awards made to members of the Governance Committee of the Board shall be approved by the Board.
      (b) Administration with respect to Employees. With respect to Awards to Employees, the Plan shall be administered by the Board or the Committee.

(i) If any member of the Committee does not qualify as an “outside director” for purposes of Code section 162(m), Awards under the Plan for the Covered Employees shall be administered by a subcommittee consisting of each Committee member who qualifies as an “outside director.” If fewer than two Committee members qualify as “outside directors,” the Board shall appoint one or more other Board members to such subcommittee who do qualify as “outside directors,” so that the subcommittee will at all times consist of two or more members all of whom qualify as “outside directors” for purposes of Code section 162(m).

(ii) If any member of the Committee does not qualify as a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act, then Awards under the Plan for the executive officers of the Company and Directors shall be administered by a subcommittee consisting of each Committee member who qualifies as a “non-employee director.” If fewer than two Committee members qualify as “non-employee directors,” then the Board shall appoint one or more other Board members to such subcommittee who do qualify as “non-employee directors,” so that the subcommittee will at all times consist of two or more members all of whom qualify as “non-employee directors” for purposes of Rule 16b-3 promulgated under the Exchange Act.
      (c) Delegation of Authority to an Officer of the Company. The Board may delegate to an officer or officers of the Company the authority to administer the Plan with respect to Awards made to Employees who are not subject to Section 16 of the Exchange Act.
      (d) Powers of the Administrator. The Administrator shall from time to time at its discretion make determinations with respect to Employees and Directors who shall be granted Awards, the number of Shares or Share Equivalents to be subject to each Award, the vesting of Awards, the designation of Options as Incentive Stock Options or Nonqualified Stock Options and other conditions of Awards to Employees and Directors.
      The interpretation and construction by the Administrator of any provisions of the Plan or of any Award shall be final. No member of a Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.
      (e) Claims Administration. Notwithstanding the foregoing, within 30 days after a Change in Control, the Committee shall appoint an independent committee consisting of at least three current (as of the effective date of such event) or former officers and Directors of the Company, which shall thereafter administer all claims for benefits under the Plan. Upon such appointment the Administrator shall cease to have any responsibility for claims administration under the Plan but shall continue to administer the Plan.

5.	ELIGIBILITY.
      Subject to the terms and conditions set forth below, Awards may be granted to Employees and Directors. Notwithstanding the foregoing, only employees of the Company and its Subsidiaries may be granted Incentive Stock Options.
      (a) Ten Percent Shareholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries is not eligible to receive an Incentive Stock Option pursuant to this Plan. For purposes of this Section 5(a) the stock ownership of an Employee shall be determined pursuant to Code section 424(d).

      (b) Number of Awards. A Participant may receive more than one Award, including Awards of the same type, but only on the terms and subject to the restrictions set forth in the Plan. Subject to adjustment as provided in Section 18, the maximum aggregate number of Shares or Share Equivalents that may be subject to Awards to a Participant in any calendar year is 1,000,000 Shares. Notwithstanding the foregoing, for any one Share granted pursuant to a Full Value Award, 3.3 fewer Shares may be made subject to Awards to that Participant in that calendar year.

6.	STOCK.
      The stock subject to Awards granted under the Plan shall be Shares of the Company’s authorized but unissued or reacquired Common Stock. The aggregate number of Shares subject to Awards issued under this Plan shall not exceed 2.5 million Shares plus the number of shares previously authorized for issuance under the 2002 Price-Vested Stock Option Plan, the 1996 Price-Vested Stock Option Plan and the Time-Vested Stock Option Plan which are not required to be issued upon the exercise of outstanding options under those plans on the effective date of this Plan. Notwithstanding the foregoing, for any one Share issued in connection with a Full Value Award, 3.3 fewer Shares will be available for issuance in connection with future Awards. If any outstanding Option under the Plan or any outstanding stock option grant under the Prior Plans for any reason expires or is terminated or any Restricted Stock or Other Share-Based Award is forfeited and under the terms of the expired or terminated Award the Participant received no benefits of ownership during the period the Award was outstanding, then the Shares allocable to the unexercised portion of such Option or the forfeited Restricted Stock or Other Share-Based Award may again be subjected to Awards under the Plan. The following Shares may not again be made available for issuance under the Plan: Shares not issued or delivered as a result of the net exercise of a Stock Appreciation Right or Option and Shares used to pay the withholding taxes related to an Award.
      The limitations established by this Section 6 shall be subject to adjustment as provided in Section 18.

7.	TERMS AND CONDITIONS OF OPTIONS.
      Options granted to Employees and Directors pursuant to the Plan shall be evidenced by written Option Agreements in such form as the Administrator shall determine, subject to the following terms and conditions:
      (a) Number of Shares. Each Option shall state the number of Shares to which it pertains, which shall be subject to adjustment in accordance with Section 18.
      (b) Exercise Price. Each Option shall state the Exercise Price, determined by the Administrator, which shall not be less than the Fair Market Value of a Share on the date of grant, except as provided in Section 18.
      (c) Medium and Time of Payment. The Purchase Price shall be payable in full in United States dollars upon the exercise of the Option; provided that with the consent of the Administrator and in accordance with its rules and regulations, the Purchase Price may be paid by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and Shares, or in such acceptable form of payment as approved by the Administrator, so long as the total of the cash and the Fair Market Value of the Shares surrendered equals the Purchase Price. No Shares shall be issued until full payment has been made.
      (d) Term and Exercise of Options; Nontransferability of Options. Each Option shall state the date after which it shall cease to be exercisable. No Option shall be exercisable after the expiration of seven years from the date it is granted or such lesser period established by the Administrator. An Option shall, during a Participant’s lifetime, be exercisable only by the Participant. No Option or any right granted thereunder shall be transferable by the Participant by operation of law or otherwise, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, (i) a Participant may designate a Beneficiary to succeed, after the Participant’s death, to all of the Participant’s Options outstanding on the date of death; (ii) a Nonstatutory Stock Option or any right granted thereunder may be transferable pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act; and (iii) any Participant may voluntarily transfer any Nonstatutory Stock Option to a Family Member as a gift or through a transfer to an entity in which more than 50% of the voting or beneficial interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. In the event of any attempt by a Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of an Option or of any right thereunder, except as provided herein, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Company at its election may terminate the affected Option by notice to the Participant and the Option shall thereupon become null and void.
      (e) Termination of Employment. In the event that a Participant who is an Employee ceases to be employed by the Company or any of its Affiliates for any reason, such Participant (or in the case of death, such Participant’s designated Beneficiary) shall have the right (subject to the limitation that no option may be exercised after its stated expiration date) to exercise the Option either:

(i) within four months after such termination of employment; or

(ii) in the case of Retirement or death within one year after the date thereof; or

(iii) in the case of Disability, within one year from the date the Committee or its delegate determines that the Participant is Disabled, or

(iv) on such other terms established by the Committee in the Agreement or otherwise prior to termination to the extent that, at the date of termination of employment, the Option had vested pursuant to the terms of the Option Agreement with respect to which such Option was granted and had not previously been exercised. However, in addition to the rights and obligations established in Section 16 below, if the employment of a Participant is terminated by the Company or an Affiliate by reason of Cause, such Option shall cease to be exercisable at the time of the Participant’s termination of employment. The Administrator (or its delegate) shall determine whether a Participant’s employment is terminated by reason of Cause. In making such determination the Administrator (or its delegate) shall act fairly and shall give the Participant an opportunity to be heard and present evidence on his or her behalf. If a Participant’s employment terminates for reasons other than Cause, but Cause is discovered after the termination and is determined to have occurred by the Administrator (or its delegate), all outstanding Options shall cease to be exercisable upon such determination.
      For purposes of this Section, the employment relationship will be treated as continuing while the Participant is on military leave, sick leave (including short term disability) or other bona fide leave of absence (to be determined in the sole discretion of the Administrator, in accordance with rules and regulations construing Code sections 422(a)(2) and 409A). Notwithstanding the foregoing, in the case of an Incentive Stock Option, employment shall not be deemed to continue beyond three months after the Participant ceased active employment, unless the Participant’s reemployment rights are guaranteed by statute or by contract. In the event that an Incentive Stock Option is exercised after the period following termination of employment that is required for qualification under Code section 422(b), such option shall be treated as a Nonqualified Stock Option for all Plan purposes.
      In the event an Outside Director terminates service as a Director, the former Director (or his or her designated Beneficiary in the event of the Outside Director’s death) shall have the right (subject to the limitation that no option may be exercised after its stated expiration date) to exercise the Option (to the extent vested pursuant to the terms of the Option Agreement and not previously exercised) within one year after such termination or on such other terms established by the Board in the Agreement or otherwise prior to termination of service.
      (f) Rights as a Shareholder. A Participant or a transferee of a Participant shall have no rights as a shareholder with respect to any Shares covered by his or her Option until the date of issuance of a stock certificate for such Shares. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 18.
      (g) Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, including the limitations of Section 22, the Administrator may modify, extend or renew outstanding Options granted to Employees and Directors under the Plan. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Participant, alter or impair any rights or obligations under any Option previously granted under the Plan or cause any Option to fail to be exempt from the requirements of Code section 409A.
      (h) Limitation of Incentive Stock Option Awards. If and to the extent that the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which any Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and all other plans maintained by the Company, its parent or its Subsidiaries exceeds $100,000, the excess (taking into account the order in which they were granted) shall be treated as Nonqualified Stock Options.
      (i) No Reload Options. Options that provide for the automatic grant of another option upon exercise of the original option may not be granted under the Plan.
      (j) Other Provisions. The Option Agreement shall contain such other provisions that are consistent with the terms of the Plan, including, without limitation, restrictions upon the exercise of the Option, as the Administrator shall deem advisable.

8.	STOCK APPRECIATION RIGHTS.
      Stock Appreciation Rights granted to Participants pursuant to the Plan may be granted alone, in addition to, or in conjunction with, Options.
      (a) Number of Shares. Each Stock Appreciation Right shall state the number of Shares or Share Equivalents to which it pertains, which shall be subject to adjustment in accordance with Section 18.
      (b) Calculation of Appreciation; Exercise Price. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be equal to the excess of (i) the aggregate Fair Market Value (on the day before the date of exercise of the Stock Appreciation Right) of a number of Shares equal to the number of Shares or Share Equivalents in which the Participant is vested under such Stock Appreciation Right on such date, over (ii) the Exercise Price determined by the Administrator on the date of grant of the Stock Appreciation Right which shall not be less than 100% of the Fair Market Value of a Share on the date of grant.
      (c) Term and Exercise of Stock Appreciation Rights. Each Stock Appreciation Right shall state the time or times when it may become exercisable. No Stock Appreciation Right shall be exercisable after the expiration of seven years from the date it is granted or such lesser period established by the Administrator.
      (d) Payment. The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock or in cash, or any combination of the two, or in any other form of consideration as determined by the Administrator and contained in the Stock Appreciation Right Agreement.
      (e) Limitations on Transferability. A Stock Appreciation Right shall, during a Participant’s lifetime, be exercisable only by the Participant. No Stock Appreciation Right or any right granted thereunder shall be transferable by the Participant by operation of law or otherwise, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, (i) a Participant may designate a beneficiary to succeed, after the Participant’s death, to all of the Participant’s Stock Appreciation Rights outstanding on the date of death; (ii) a stand-alone Stock Appreciation Right or a Stock Appreciation Right granted in conjunction with a Nonstatutory Stock Option or any right granted thereunder may be transferable pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act; and (iii) any Participant may voluntarily transfer any stand-alone Stock Appreciation Right or a Stock Appreciation Right granted in conjunction with a Nonstatutory

Stock Option to a Family Member as a gift or through a transfer to an entity in which more than 50% of the voting or beneficial interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. In the event of any attempt by a Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of a Stock Appreciation Right or of any right thereunder, except as provided herein, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Company at its election may terminate the affected Stock Appreciation Right by notice to the Participant and the Stock Appreciation Right shall thereupon become null and void.
      (f) Termination of Employment. Each Stock Appreciation Right Agreement shall set forth the extent to which the Participant shall have the right to exercise the Stock Appreciation Right following termination of the Participant’s employment or service with the Company and its Affiliates. Such provisions shall be determined in the sole discretion of the Administrator, need not be uniform among all Stock Appreciation Right Agreements entered into pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.
      (g) Rights as a Shareholder. A Participant or a transferee of a Participant shall have no rights as a shareholder with respect to any Shares covered by his or her Stock Appreciation Right until the date of issuance of such Shares. Except as provided in Section 18, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such Shares are issued.
      (h) Other Terms and Conditions. The Stock Appreciation Right Agreement may contain such other terms and conditions, including restrictions or conditions on the vesting of the Stock Appreciation Right or the conditions under which the Stock Appreciation Right may be forfeited, as may be determined by the Administrator that are consistent with the Plan.

9.	RESTRICTED STOCK.
      (a) Grants. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Employees and Directors to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares of Restricted Stock to be awarded, the price (if any) to be paid by the recipient of Restricted Stock, the time or times within which such Awards may be subject to forfeiture, and all other terms and conditions of the Awards. The Administrator may condition the grant of Restricted Stock upon the attainment of specified performance objectives established by the Administrator pursuant to Section 14 or such other factors as the Administrator may determine, in its sole discretion.
      The terms of each Restricted Stock Award shall be set forth in a Restricted Stock Agreement between the Company and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award. The Administrator shall require that stock certificates evidencing such shares be held by the Company until the restrictions lapse and that, as a condition of any Restricted Stock Award, the Participant shall deliver to the Company a stock power relating to the stock covered by such Award. Notwithstanding any other provision of the Plan to the contrary, except with respect to a maximum of 5% of the shares authorized for issuance under Section 6, any Awards of Restricted Stock which vest on the basis of the Participant’s length of service with the Company or its subsidiaries shall not provide for vesting that is any more rapid than annual pro rata vesting over a three-year period and any Awards of Restricted Stock which provide for vesting upon the attainment of performance goals shall provide for a performance period of at least 12 months.

      (b) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 9 shall be subject to the following restrictions and conditions:

(i) During a period set by the Administrator commencing with the date of such Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, assign or encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Administrator, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance, or such other factors or criteria as the Administrator may determine in its sole discretion.

(ii) Except as provided in this paragraph (ii) and paragraph (i) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Administrator, in its sole discretion, as determined at the time of Award, may provide that the payment of cash dividends shall or may be deferred and, if the Administrator so determines, invested in additional shares of Restricted Stock to the extent available under Section 6, or otherwise invested. Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

(iii) The Administrator shall specify the conditions under which shares of Restricted Stock shall vest or be forfeited and such conditions shall be set forth in the Restricted Stock Agreement.

(iv) If and when the Restriction Period applicable to shares of Restricted Stock expires without a prior forfeiture of the Restricted Stock, certificates for an appropriate number of unrestricted Shares shall be delivered promptly to the Participant, and the certificates for the shares of Restricted Stock shall be canceled.

10.	RESTRICTED STOCK UNITS.
      (a) Grants. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Employees and Directors to whom, and the time or times at which, grants of Restricted Stock Units will be made, the number of Restricted Stock Units to be awarded, the price (if any) to be paid by the recipient of the Restricted Stock Units, the time or times within which such Restricted Stock Units may be subject to forfeiture, and all other terms and conditions of the Restricted Stock Unit Awards. The Administrator may condition the grant of Restricted Stock Unit Awards upon the attainment of specified performance objectives established by the Administrator pursuant to Section 14 or such other factors as the Administrator may determine, in its sole discretion.
      The terms of each Restricted Stock Unit Award shall be set forth in a Restricted Stock Unit Award Agreement between the Company and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan. With respect to a Restricted Stock Unit Award, no certificate for shares of stock shall be issued at the time the grant is made (nor shall any book entry be made in the records of the Company) and the Participant shall have no right to or interest in shares of stock of the Company as a result of the grant of Restricted Stock Units.
      (b) Restrictions and Conditions. The Restricted Stock Units awarded pursuant to this Section 10 shall be subject to the following restrictions and conditions:

(i) At the time of grant of a Restricted Stock Unit Award, the Administrator may impose such restrictions or conditions on the vesting of the Restricted Stock Units, as the Administrator deems appropriate. Within these limits, the Administrator, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance, a Change in Control or such other factors or criteria as the Administrator may determine in its sole discretion. The foregoing notwithstanding, no action pursuant to the preceding sentence may alter the time of payment of the Restricted Stock Unit Award, if such alteration would cause the Award to be subject to penalty under Code section 409A.

(ii) Dividend equivalents may be credited in respect of Restricted Stock Units, as the Administrator deems appropriate. Such dividend equivalents may be paid in cash or converted into additional Restricted Stock Units by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of Shares equal to the number of Restricted Stock Units then credited by (2) the Fair Market Value per Share on the payment date for such dividend. The additional Restricted Stock Units credited by reason of such dividend equivalents will be subject to all of the terms and conditions of the underlying Restricted Stock Unit Award to which they relate.

(iii) The Administrator shall specify the conditions under which Restricted Stock Units shall vest or be forfeited and such conditions shall be set forth in the Restricted Stock Unit Agreement.

      (c) Deferral Election. Each recipient of a Restricted Stock Unit Award may be eligible, subject to Administrator approval, to elect to defer all or a percentage of any Shares he or she may be entitled to receive upon the lapse of any restrictions or vesting period to which the Award is subject. This election shall be made by giving notice in a manner and within the time prescribed by the Administrator and in compliance with the requirements of Code section 409A. Each Participant must indicate the percentage (expressed in whole percentages) he or she elects to defer of any Shares he or she may be entitled to receive. If no notice is given, the Participant shall be deemed to have made no deferral election. Each deferral election filed with the Administrator shall become irrevocable on and after the prescribed deadline.

11.	PERFORMANCE SHARES.
      (a) Grants. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Employees and Directors to whom, and the time or times at which, grants of Performance Shares will be made, the number of Performance Shares to be awarded, the price (if any) to be paid by the recipient of the Performance Shares, the time or times within which such Performance Shares may be subject to forfeiture, and all other terms and conditions of the Performance Share Awards. The Administrator may condition the grant of Performance Share Awards upon the attainment of specified performance objectives established by the Administrator pursuant to Section 14 or such other factors as the Administrator may determine, in its sole discretion.
      The terms of each Performance Share Award shall be set forth in a Performance Share Award Agreement between the Company and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan. With respect to a Performance Share Award, no certificate for shares of stock shall be issued at the time the grant is made (nor shall any book entry be made in the records of the Company) and the Participant shall have no right to or interest in shares of stock of the Company as a result of the grant of Performance Shares.
      (b) Restrictions and Conditions. The Performance Shares awarded pursuant to this Section 11 shall be subject to the following restrictions and conditions: At the time of grant of a Performance Share Award, the Administrator may set performance objectives in its discretion which, depending on the extent to which they are met, will determined the number of Performance Shares that will be paid out to the Participant. The time period during which the performance objectives must be met will be called the “Performance Period.” After the applicable Performance Period has ended, the recipient of the Performance Shares will be entitled to receive the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Share Award, the Administrator, in its sole discretion, may reduce or waive any performance objective for such Performance Share Award; provided, however, that no performance objective may be waved or reduced for a Covered Employee and further provided that no such action may alter the time of payment of the

Performance Share Award, if such alteration would cause the award to be subject to penalty under Code section 409A.

12.	OTHER SHARE-BASED AWARDS.
      (a) Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (“Other Share-Based Awards”), may be granted either alone or in addition to or in conjunction with other Awards under this Plan. Awards under this Section 12 may include (without limitation) Stock Rights, the grant of Shares conditioned upon some specified event, the payment of cash based upon the performance of the Shares or the grant of securities convertible into Shares.
      Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Employees and Directors to whom and the time or times at which Other Share-Based Awards shall be made, the number of Shares or other securities, if any, to be granted pursuant to Other Share-Based Awards, and all other conditions of the Other Share-Based Awards. The Administrator may condition the grant of an Other Share-Based Award upon the attainment of specified performance goals or such other factors as the Administrator shall determine, in its sole discretion. In granting an Other Share-Based Award, the Administrator may determine that the recipient of an Other Share-Based Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Shares or other securities covered by the Award, and the Administrator may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. The terms of any Other Share-Based Award shall be set forth in an Other Share-Based Award Agreement between the Company and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan.
      (b) Terms and Conditions. In addition to the terms and conditions specified in the Other Share-Based Award Agreement, Other Share-Based Awards shall be subject to the following:

(i) Any Other Share-Based Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued or the Award becomes payable, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(ii) The Other Share-Based Award Agreement shall contain provisions dealing with the disposition of such Award in the event of termination of the Employee’s employment or the Director’s service prior to the exercise, realization or payment of such Award, and the Administrator in its sole discretion may provide for payment of the Award in the event of the Participant’s retirement, Disability or death or a Change of Control, with such provisions to take account of the specific nature and purpose of the Award.

13.	OTHER PAYMENTS IN SHARES.
      Shares may be issued under this Plan to satisfy the payment of all or part of an award pursuant to the Company’s annual bonus plan. In addition, all or part of any Director’s fees may be paid in Shares or Share Equivalents issued under this Plan. Any Shares issued pursuant to this Section 13 shall reduce the number of Shares authorized under Section 6 but shall not be considered an Award for purposes of the maximum grant limitation in Section 5(b).

14.	PERFORMANCE OBJECTIVES.
      (a) Authority to Establish. The Administrator shall determine the terms and conditions of Awards at the date of grant or thereafter; provided that performance objectives for each year, if any, shall be established by the Administrator not later than the latest date permissible under Code section 162(m).
      (b) Criteria. To the extent that such Awards are paid to Employees the performance objectives to be used, if any, shall be expressed in terms of one or more of the following: total shareholder return; earnings per share; stock price; return on equity; net earnings; income from continuing operations; related return ratios; cash flow; net earnings growth; earnings before interest, taxes, depreciation and amortization (EBITDA); gross or operating margins; productivity ratios; expense targets; operating efficiency; market share; customer satisfaction; working capital targets (including, but not limited to days sales outstanding); return on assets; increase in revenues; decrease in expenses; increase in funds from operations (FFO); and increase in FFO per share. Awards may be based on performance against objectives for more than one Subsidiary or segment of the Company. For example, awards for an Executive employed by the Company may be based on overall corporate performance against objectives, but awards for an Executive employed by a Subsidiary may be based on a combination of corporate, segment, and Subsidiary performance against objectives. Performance objectives, if any, established by the Administrator may be (but need not be) different from year-to-year, and different performance objectives may be applicable to different Participants. Performance objectives may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more performance objectives. In addition, performance objectives may be based upon the attainment of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations.
      (c) Adjustments. The Committee shall specify the manner of adjustment of any performance objectives to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction.

15.	CHANGE IN CONTROL.
      (a) Discretion to Accelerate. An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the applicable Award Agreement and determined by the Administrator on a grant by grant basis or as may be provided in any other written agreement between the Company and any Affiliate or Subsidiary and the Participant; provided, however, that in the absence of such provision, no such acceleration shall occur and any such acceleration shall be subject to the limits set forth in Section 15(b).
      (b) Limitation on Acceleration. In connection with any acceleration of vesting or change in exercisability upon or after a Change in Control, if any amount or benefit to be paid or provided under an Award or under any other agreement between a Participant and Company would be an Excess Parachute Payment (including after taking into account the value, to the maximum extent permitted by Code section 280G, of covenants by or restrictions on Participant following the Change in Control), then the payments and benefits to be paid or provided will be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment; provided, however, that the foregoing reduction will not be made if such reduction would result in Executive receiving an After-Tax Amount less than 90% of the After-Tax Amount of the severance payments he or she would have received under such Awards or any other agreement without regard to this limitation. Whether requested by a Participant or the Company, the determination of whether any reduction in such payments or benefits is required pursuant to the preceding sentence, and the value to be assigned to any covenants by or restrictions on Participant, for purposes of determining the amount, if any, of the Excess Parachute Payment will be made at the expense of the Company by the Company’s independent accountants or benefits consultant.

16.	FORFEITURE FOR CAUSE.
      Notwithstanding any other provision of this Plan to the contrary, if the Participant engages in conduct which constitutes Cause prior to, or during the twelve month period following, the exercise of the Option or the vesting of the Award, the Administrator (or its delegate) may

      (a) rescind the exercise of any Option exercised during the period beginning twelve months prior to through 24 months after the Participant’s termination of employment or service with the Company or its Affiliates and cancel all outstanding Awards within 24 months after the Participant’s termination of employment or service with the Company or its Affiliates, and
      (b) demand that the Participant pay over to the Company the proceeds (less the Participant’s purchase price, if any) received by the Participant upon (i) the sale, transfer or other transaction involving the Shares acquired upon the exercise of any Option exercised during the period beginning twelve months prior to through 24 months after the Participant’s termination of employment or service with the Company or its Affiliates or (ii) the vesting of any Award within twelve months prior to through 24 months after the Participant’s termination of employment or service with the Company or its Affiliates, in such manner and on such terms and conditions as may be required, and, without limiting any other remedy the Company or its Affiliates may have, the Company shall be entitled to set-off against the amount of any such proceeds any amount owed the Participant by the Company or its Affiliates to the fullest extent permitted by law.

17.	TERM OF PLAN.
      Awards may be granted pursuant to the Plan until the termination of the Plan on January 10, 2016.

18.	RECAPITALIZATION.
      Subject to any required action by the shareholders, the number of Shares covered by this Plan as provided in Section 6, the maximum grant limitation in Section 5(b), the number of Shares or Share Equivalents covered by or referenced in each outstanding Award, and the Exercise Price of each outstanding Option or Stock Appreciation Right and any price required to be paid for Restricted Stock or Other Share-Based Award shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares, the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Company or the declaration of a dividend payable in cash that has a material effect on the price of issued Shares.
      Subject to any required action by the shareholders, if the Company shall be a party to any merger, consolidation or other reorganization, each outstanding Award shall pertain and apply to the securities to which a holder of the number of Shares or Share Equivalents subject to the Award would have been entitled. In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.
      To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes the Option to fail to continue to qualify as an incentive stock option within the meaning of Code section 422 or subject the Option to the requirements of Code section 409A.
      Except as expressly provided in this Section 18, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another Company, and any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect the number or price of Shares subject to the Option.
      The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

19.	SECURITIES LAW REQUIREMENTS AND LIMITATION OF RIGHTS.
      (a) Securities Law. No Shares shall be issued pursuant to the Plan unless and until the Company has determined that: (i) it and the Participant have taken all actions required to register the Shares under the Securities Act of 1933 or perfect an exemption from registration; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or federal law has been satisfied.
      (b) Employment Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain employed by the Company or an Affiliate or to remain a Director. The Company and its Affiliates reserve the right to terminate the employment of any employee at any time, with or without cause or for no cause, subject only to a written employment contract (if any), and the Board reserves the right to terminate a Director’s membership on the Board for cause in accordance with the Company’s Restated Certificate of Incorporation.
      (c) Shareholders’ Rights. Except as provided by the Administrator in accordance with Section 10 or Section 12, a Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to the issuance of a stock certificate for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued.
      (d) Creditors’ Rights. A holder of an Other Share-Based Award shall have no rights other than those of a general creditor of the Company. An Other Share-Based Award shall represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Other Share-Based Award Agreement. An Other Share-Based Award shall not be deemed to create a trust for the benefit of any individual.

20.	BENEFICIARY DESIGNATION.
      Participants and their Beneficiaries may designate on the prescribed form one or more Beneficiaries to whom distribution shall be made of any Award outstanding at the time of the Participant’s or Beneficiary’s death. A Participant or Beneficiary may change such designation at any time by filing the prescribed form with the Administrator. If a Beneficiary has not been designated or if no designated Beneficiary survives the Participant or Beneficiary, distribution will be made to the residuary beneficiary under the terms of the Participant’s or Beneficiary’s last will and testament or, in the absence of a last will and testament, to the Participant’s or Beneficiary’s estate as Beneficiary.

21.	AMENDMENT OF THE PLAN.
      The Board may suspend or discontinue the Plan or revise or amend it with respect to any Shares at the time not subject to Awards except that, without approval of the shareholders of the Company, no such revision or amendment shall:
      (a) Increase the number of Shares subject to the Plan;
      (b) Change the designation in Section 5 of the class of Employees eligible to receive Awards;
      (c) Decrease the price at which Incentive Stock Options may be granted;
      (d) Remove the administration of the Plan from the Administrator; or
      (e) Amend this Section 21 to defeat its purpose.

22.	NO AUTHORITY TO REPRICE.
      Without the consent of the shareholders of the Company, except as provided in Section 18, the Administrator shall have no authority to effect either (i) the repricing of any outstanding Options or Stock Appreciation Rights under the Plan or (ii) the cancellation of any outstanding Options or Stock

Appreciation Rights under the Plan and the grant in substitution therefor of new Options or Stock Appreciation Rights under the Plan covering the same or different numbers of shares of Common Stock.

23.	NO OBLIGATION TO EXERCISE OPTION.
      The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

24.	APPROVAL OF SHAREHOLDERS.
      This Plan and any amendments requiring shareholder approval pursuant to Section 21 shall be subject to approval by affirmative vote of the shareholders of the Company. Such vote shall be taken at the first annual meeting of shareholders following the adoption of the Plan or of any such amendments, or any adjournment of such meeting.

25.	WITHHOLDING TAXES.
      (a) General. To the extent required by applicable law, the person exercising any Option granted under the Plan or the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company for the satisfaction of any applicable withholding tax obligations. The Company shall not be required to make such payment or distribution until such obligations are satisfied.
      (b) Other Awards. The Administrator may permit a Participant who exercises Nonqualified Stock Options or who vests in Restricted Stock Awards to satisfy all or part of his or her withholding tax obligations by having the Company withhold a portion of the Shares that otherwise would be issued to him or her under such Nonqualified Stock Options or Restricted Stock Awards. Such Shares shall be valued at the Fair Market Value on the day preceding the day when taxes otherwise would be withheld in cash. The payment of withholding taxes by surrendering Shares to the Company, if permitted by the Administrator, shall be subject to such restrictions as the Administrator may impose, including any restrictions required by rules of the Securities and Exchange Commission.

26.	SUCCESSORS AND ASSIGNS.
      The Plan shall be binding upon the Company, its successors and assigns, and any parent Company of the Company’s successors or assigns. Notwithstanding that the Plan may be binding upon a successor or assign by operation of law, the Company shall require any successor or assign to expressly assume and agree to be bound by the Plan in the same manner and to the same extent that the Company would be if no succession or assignment had taken place.

27.	EXECUTION.
      To record the adoption of the Plan effective January 10, 2006, the Company has caused its authorized officer to execute the same.

ABM INDUSTRIES INCORPORATED

By:	/s/ Erin M. Andre

Its: Senior Vice President, Human Resources

APPENDIX B
ABM EXECUTIVE OFFICER INCENTIVE PLAN

1.	PURPOSE.
      The purpose of this ABM Executive Officer Incentive Plan (“Incentive Plan”) is to motivate and reward eligible employees for strong financial performance by making a portion of their cash compensation dependent on the pre-tax operating income of ABM Industries Incorporated.

2.	DEFINITIONS.
      Capitalized terms used in this Incentive Plan shall have the following meanings:

(a) “Aggregate Fund” means three percent of the Pre-Tax Operating Income for the Award Year.

(b) “Award Year” shall mean the fiscal year of the Company.

(c) “CEO Committee” means a committee of independent directors that is designated by the Board of Directors to establish the compensation of the Chief Executive Officer of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(e) “Committee” means the Compensation Committee of the Board of Directors of the Company.

(f) “Company” means ABM Industries Incorporated.

(g) “Covered Employees” shall have the meaning assigned in Section 162(m), which employees generally include the Chief Executive Officer of the Company and any executive officer whose total compensation for the taxable year is required to be reported to stockholders under the Securities Exchange Act of 1934 by reason of such employee being among the four highest compensated officers for the taxable year (other than the Chief Executive Officer).

(h) “PIP” means the Company’s executive performance incentive program as such program may be amended from time to time.

(i) “Pre-Tax Operating Income” means income from continuing operations before income taxes as reported in the Company’s Annual Report on Form 10-K for the Award Year.

(j) “Section 162(m)” shall mean Section 162(m) of the Code and regulations promulgated thereunder, as may be amended from time to time.

3.	ADOPTION AND EFFECTIVE DATE.
      This Incentive Plan was adopted by the Board of Directors of the Company on January 10, 2006, to ensure that the annual bonuses paid hereunder to Covered Employees are deductible without limitations under Section 162(m). This Incentive Plan is subject to and will be effective upon stockholder approval, retroactive to the first day of the Award Year in which such approval is obtained.

4.	ELIGIBLE EXECUTIVES.
      The individuals eligible for bonus payments hereunder shall be the Covered Employees.

5.	THE COMMITTEE AND THE CEO COMMITTEE.
      The Committee shall consist of at least two outside directors of the Company who satisfy the requirements of Section 162(m). The CEO Committee shall consist of the members of the Committee and any additional outside directors of the Company designated by the Board of Directors of the Company who satisfy the requirements of Section 162(m). The Committee shall have the sole discretion and authority to administer and interpret this Incentive Plan in accordance with Section 162(m); provided however that awards to the Chief Executive Officer under this Incentive Plan shall be determined by the CEO Committee.

6.	AWARDS UNDER THE PLAN.
      Awards under the Plan shall be made in the sole discretion of the Committee; provided however that awards to the Chief Executive Officer under this Incentive Plan shall be determined by the CEO Committee. After the close of an Award Year, the CEO Committee shall determine the dollar amount of the award to the made to the Chief Executive Officer and the Committee shall determine the dollar amount of the award to be made to each other Covered Employee for that Award Year; provided, however, that the award amounts shall be subject to the following limitations:

(a) The Aggregate Fund shall be set aside for awards to Covered Employees.

(b) The maximum award payable to any one Covered Employee in the 2006 Award Year shall be the following:

(i) no more than 35% of the Aggregate Fund to the Chief Executive Officer of the Company;

(ii) no more than 20% of the Aggregate Fund to one additional Covered Employee;

(iii) no more than 15% of the Aggregate Fund to the third, fourth and fifth additional Covered Employees

The aggregate awards to such Covered Employees shall not exceed 100% of the Aggregate Fund set forth in (a) above.

(c) For Award Years after 2006, prior to the beginning of the Award Year, or at a later time as permitted by Section 162(m), the Committee shall establish maximum percentages of the Aggregate Fund to be awarded to each of the Covered Employees. In each Award Year, (i) the aggregate percentages of the Aggregate Fund awarded to such Covered Employees shall not exceed 100% of the Aggregate Fund set forth in (a) above for such Award Year and the percentage allocated to any Covered Employee will not exceed 40% of the Aggregate Fund.

(d) The CEO Committee and the Committee in their sole discretion may reduce the awards authorized above for the Chief Executive and the other Covered Employees respectively. In determining the amount of any reduced bonus, the CEO Committee and the Committee reserve the right to apply objective criteria utilizing measures other than Pre-Tax Operating Income and/or to apply subjective, discretionary criteria (including but not limited to those measures and criteria utilized under the PIP) to determine a reduced bonus amount. The Committee’s exercise of discretion to reduce the award to any Covered Employee may not result in an increase in the amount payable to another Covered Employee.

(e) The Committee shall specify the manner of adjustment of Pre-Tax Operating Income to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction.

7.	PAYMENT OF BONUSES.
      The bonuses payable hereunder shall be paid in lieu of any bonus payable under the Company’s PIP. Except as otherwise provided in this Section 7, the bonuses payable hereunder shall be paid as soon as reasonably practicable after the amount thereof has been determined pursuant to Section 6, but in any event within ten days of the filing of the Annual Report on Form 10-K for the fiscal year for which the amount of the bonus is determined. A Covered Employee may elect to defer all of any portion of the bonus pursuant to the terms of the Company’s Deferred Compensation Plan by making an election in the manner and within the time prescribed by the Deferred Compensation Plan and in compliance with Code Section 409A.

8.	ADMINISTRATION.
      Decisions and selections of the Committee and the CEO Committee shall be made by a majority of their members and, if made pursuant to the provisions of the Plan, shall be final.

9.	INTERPRETATION AND SEVERABILITY.
      The Plan is intended to comply with Section 162(m), and all provisions contained herein shall be construed and interpreted in a manner to so comply. In case any one or more of the provisions contained in the Plan shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan, but the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

10.	AMENDMENT OR TERMINATION.
      The Board of Directors may terminate or suspend the Plan at any time. The Committee may amend the Plan at any time; provided that (i) to extent required under Section 162(m), the Plan will not be amended without approval of the Company’s stockholders, (ii) no amendment shall be made to the roles and responsibilities of the CEO Committee without the approval of the Board of Directors, and (iii) no amendment shall retroactively and adversely affect the payment of any award previously made.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ABM INDUSTRIES INCORPORATED
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
May 2, 2006
The undersigned hereby appoints Luke S. Helms, Maryellen C. Herringer, and Charles T. Horngren, and each of them, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this card, all the shares of common stock of ABM Industries Incorporated which the undersigned is entitled to vote at the Annual Meeting of Shareholders of ABM to be held on May 2, 2006, or at any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.The undersigned also appoints these persons, in their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof.
To vote on any item, please mark this proxy as indicated on the reverse side of this card. If you wish to vote in accordance with the Board of Directors’ recommendations, please sign the reverse side; no boxes need be checked. Instructions to vote by Internet or telephone are on the reverse side of this card.
(Continued on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲
You can now access your
ABM INDUSTRIES INCORPORATED account online.
Access your ABM Industries Incorporated shareholder account online via Investor ServiceDirect® (ISD).
Mellon Investor Services LLC, Transfer Agent for ABM Industries Incorporated, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN
Visit us on the web at http://www.melloninvestor.com
For Technical Assistance Call 1-877-978-7778 between 9AM-7PM
Monday-Friday Eastern Time
Investor ServiceDirect ® is a registered trademark of Mellon Investor Services LLC

The Board of Directors recommends a vote FOR the election of each nominee and for all proposals below.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

Proposal 1.
     Election of Directors

	FOR ALL	WITHHOLD
	NOMINEES	AUTHORITY
	(except as	to vote for all
	listed below)	nominees
(01) Linda L. Chavez, (02) Theodore T. Rosenberg, (03) Henrik C. Slipsager	☐	☐
WITHHELD FOR: (Write Nominee name(s) in the space provided below).

		FOR	AGAINST	ABSTAIN
Proposal 2.	Approval of the 2006 Equity Incentive Plan	☐	☐	☐

Proposal 3.	Approval of the Executive Officer Incentive Plan	☐	☐	☐

Proposal 4.	Ratification of KPMG LLP as ABM Industries Incorporated’s independent registered public accounting firm	☐	☐	☐

Choose MLinkSM for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Signature	Date

Please sign exactly as your name appears above. For joint accounts, each owner should sign. If signing as an administrator, attorney, conservator, executor, guardian, officer or trustee, please provide full title(s) as well as signature(s).

▲ FOLD AND DETACH HERE ▲
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.proxyvoting.com/abm
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail
Mark, sign and date
your proxy card and
return it in the
enclosed postage-paid envelope.

If you vote by Internet or by telephone,
you do NOT need to mail back your proxy card.